                                                                    EXHIBIT 10.1

The portion of this Exhibit 10.1 marked "******" has been omitted and confidentially filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.


================================================================================


                         LOAN AGREEMENT PROVIDING FOR A
                        SENIOR SECURED TERM LOAN FACILITY
                              OF UP TO $32,000,000


                            CENTRAL GULF LINES, INC.
                                  as Borrower,

                                       AND

        The Banks and Financial Institutions listed on Schedule I hereto, as Lenders,

                                       AND

                                DNB NOR BANK ASA,
                         as Facility Agent and Arranger,

                     DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT
                        as Security Trustee and Arranger

                                       AND

                     INTERNATIONAL SHIPHOLDING CORPORATION,
                                  as Guarantor


================================================================================

                               September 26, 2005

                                    CONTENTS

                                                                                                                   PAGE
                                                                                                                   ----
1.       DEFINITIONS.................................................................................................1
         1.1      Specific Definitions...............................................................................1
         1.2      Computation of Time Periods; Other Definitional Provisions........................................12
         1.3      Accounting Terms..................................................................................12
         1.4      Certain Matters Regarding Materiality.............................................................12
2.       REPRESENTATIONS AND WARRANTIES.............................................................................12
         2.1      Representations and Warranties....................................................................12
            (a)   Due Organization and Power........................................................................13
            (b)   Authorization and Consents........................................................................13
            (c)   Binding Obligations...............................................................................13
            (d)   No Violation......................................................................................13
            (e)   Filings; Stamp Taxes..............................................................................13
            (f)   Litigation........................................................................................13
            (g)   No Default........................................................................................13
            (h)   Vessel............................................................................................14
            (i)   Insurance.........................................................................................14
            (j)   Financial Information.............................................................................14
            (k)   Tax Returns.......................................................................................14
            (l)   ERISA.............................................................................................14
            (m)   Chief Executive Office............................................................................15
            (n)   Foreign Trade Control Regulations.................................................................15
            (o)   Equity Ownership..................................................................................15
            (p)   Environmental Matters and Claims..................................................................15
            (q)   Compliance with ISM Code, ISPS Code and MTSA......................................................16
            (r)   Threatened Withdrawal of DOC or SMC...............................................................16
            (s)   Liens.............................................................................................16
            (t)   Indebtedness......................................................................................16
            (u)   Payment Free of Taxes.............................................................................16
            (v)   No Proceedings to Dissolve........................................................................16
            (w)   Solvency..........................................................................................16
            (x)   Compliance with Laws..............................................................................16
            (y)   Survival..........................................................................................16
3.       THE LOAN...................................................................................................17
         3.1(a)   Purposes..........................................................................................17
            (b)   Making of the Loan................................................................................17
         3.2      Drawdown Notice...................................................................................17
         3.3      Effect of Drawdown Notice.........................................................................17
4.       CONDITIONS.................................................................................................17
         4.1      Conditions Precedent to the Effectiveness of this Agreement.......................................17
            (a)   Corporate Authority...............................................................................17
            (b)   The Agreement.....................................................................................18
            (c)   The Note..........................................................................................18
            (d)   The Creditors.....................................................................................18
            (e)   Fees..............................................................................................18
            (f)   Environmental Claims..............................................................................18

                                                                                                                   PAGE
                                                                                                                   ----
            (g)   Legal Opinions....................................................................................18
            (h)   Officer's Certificate.............................................................................18
            (i)   Vessel Documents..................................................................................19
            (j)   Security Documents................................................................................19
            (k)   Vessel Appraisals.................................................................................19
            (l)   ISM DOC...........................................................................................19
            (m)   Evidence of Current COFR..........................................................................19
            (n)   Vessel Liens......................................................................................19
            (o)   NYK Charter.......................................................................................19
            (p)   Memorandum of Agreement...........................................................................19
            (q)   Vessel Delivery...................................................................................20
            (r)   Maritime Administration Approval..................................................................20
         4.2      Further Conditions Precedent......................................................................20
            (a)   Drawdown Notice...................................................................................20
            (b)   Representations and Warranties True...............................................................20
            (c)   No Default........................................................................................20
            (d)   No Material Adverse Effect........................................................................20
         4.3      Breakfunding Costs................................................................................20
         4.4      Satisfaction after Drawdown.......................................................................20
5.       REPAYMENT AND PREPAYMENT...................................................................................20
         5.1      Repayment.........................................................................................20
         5.2      Voluntary Prepayment; No Re-borrowing.............................................................21
         5.3      Mandatory Prepayment; Sale or Loss of Vessel......................................................21
         5.4      Interest and Cost With Application of Prepayments.................................................21
         5.5      Borrower's Obligation Absolute....................................................................21
6.       INTEREST AND RATE..........................................................................................21
         6.1      Payment of Interest; Interest Rate................................................................21
         6.2      Maximum Interest..................................................................................22
7.       PAYMENTS...................................................................................................22
         7.1      Place of Payments, No Set Off.....................................................................22
         7.2      Tax Credits.......................................................................................22
         7.3      Computations; Banking Days........................................................................22
8.       EVENTS OF DEFAULT..........................................................................................23
         8.1      Events of Default.................................................................................23
            (a)   Principal Payments................................................................................23
            (b)   Interest and other Payments.......................................................................23
            (c)   Representations, etc..............................................................................23
            (d)   Impossibility, Illegality.........................................................................23
            (e)   Mortgage..........................................................................................23
            (f)   Certain Covenants.................................................................................23
            (g)   Covenants.........................................................................................23
            (h)   Indebtedness and Other Obligations................................................................23
            (i)   Bankruptcy........................................................................................24
            (j)   Judgments.........................................................................................24
            (k)   Inability to Pay Debts............................................................................24
            (l)   Termination of Operations; Sale of Assets.........................................................24
            (m)   Change in Financial Position......................................................................24
            (n)   Cross-Default.....................................................................................24
            (o)   ERISA Debt........................................................................................24

                                                                                                                   PAGE
                                                                                                                   ----
            (p)   Time Charter......................................................................................25
         8.2      Indemnification...................................................................................25
         8.3      Application of Moneys.............................................................................25
9.       COVENANTS..................................................................................................26
         9.1      Affirmative Covenants.............................................................................26
            (a)   Performance of Agreements.........................................................................26
            (b)   Notice of Default, etc............................................................................26
            (c)   Obtain Consents...................................................................................26
            (d)   Financial Information.............................................................................26
            (e)   Contingent Liabilities............................................................................27
            (f)   Vessel Valuations.................................................................................27
            (g)   Corporate Existence...............................................................................27
            (h)   Books and Records.................................................................................27
            (i)   Taxes and Assessments.............................................................................28
            (j)   Inspection........................................................................................28
            (k)   Inspection and Survey Reports.....................................................................28
            (l)   Compliance with Statutes, Agreements, etc.........................................................28
            (m)   Environmental Matters.............................................................................28
            (n)   Insurance.........................................................................................28
            (o)   Vessel Management.................................................................................28
            (p)   Brokerage Commissions, etc........................................................................29
            (q)   ISM Code, ISPS Code and MTSA Matters..............................................................29
            (r)   ERISA.............................................................................................29
            (s)   Evidence of Current COFR..........................................................................29
         9.2      Negative Covenants................................................................................29
            (a)   Liens.............................................................................................29
            (b)   Third Party Guaranties............................................................................30
            (c)   Liens on Shares of Borrower.......................................................................30
            (d)   Subordination of Inter-Company Indebtedness.......................................................30
            (e)   Transaction with Affiliates.......................................................................30
            (f)   Change of Flag, Class, Management or Ownership....................................................30
            (g)   Chartering........................................................................................30
            (h)   Change in Business................................................................................30
            (i)   Sale of Assets....................................................................................31
            (j)   Changes in Offices or Names.......................................................................31
            (k)   Consolidation and Merger..........................................................................31
            (l)   Change Fiscal Year................................................................................31
            (m)   Indebtedness......................................................................................31
            (n)   Limitations on Ability to Make Distributions......................................................31
            (o)   Change of Control.................................................................................31
            (p)   No Money Laundering...............................................................................31
         9.3      Financial Covenants...............................................................................31
            (a)   Consolidated Indebtedness to Consolidated EBITDA Ratio............................................31
            (b)   Working Capital...................................................................................32
            (c)   Consolidated Tangible Net Worth...................................................................32
            (d)   Consolidated EBITDA to Interest Expense...........................................................32
         9.4      Asset Maintenance.................................................................................32
10.      GUARANTEE..................................................................................................32
         10.1     The Guarantee.....................................................................................32

                                                                                                                   PAGE
                                                                                                                   ----
         10.2     Obligations Unconditional.........................................................................32
         10.3     Reinstatement.....................................................................................33
         10.4     Subrogation.......................................................................................33
         10.5     Remedies..........................................................................................33
         10.6     Joint, Several and Solidary Liability.............................................................34
         10.7     Continuing Guarantee..............................................................................34
11.      ASSIGNMENT.................................................................................................34
12.      ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC..........................................................34
         12.1     Illegality........................................................................................34
         12.2     Increased Costs...................................................................................35
         12.3     Nonavailability of Funds..........................................................................35
         12.4     Lender's Certificate Conclusive...................................................................36
         12.5     Compensation for Losses...........................................................................36
13.      CURRENCY INDEMNITY.........................................................................................36
         13.1     Currency Conversion...............................................................................36
         13.2     Change in Exchange Rate...........................................................................36
         13.3     Additional Debt Due...............................................................................36
         13.4     Rate of Exchange..................................................................................36
14.      FEES AND EXPENSES..........................................................................................37
         14.1     Fees..............................................................................................37
         14.2     Expenses..........................................................................................37
15.      APPLICABLE LAW, JURISDICTION AND WAIVER....................................................................37
         15.1     Applicable Law....................................................................................37
         15.2     Jurisdiction......................................................................................37
         15.3     WAIVER OF JURY TRIAL..............................................................................38
16.      THE AGENTS.................................................................................................38
         16.1     Appointment of Agents.............................................................................38
         16.2     Appointment of Security  Trustee..................................................................38
         16.3     Distribution of Payments..........................................................................38
         16.4     Holder of Interest in Note........................................................................39
         16.5     No Duty to Examine, Etc...........................................................................39
         16.6     Agents as Lenders.................................................................................39
         16.7     Acts of the Agents................................................................................39
         16.8     Certain Amendments................................................................................40
         16.9     Assumption re Event of Default....................................................................40
         16.10    Limitations of Liability..........................................................................40
         16.11    Indemnification of the Agent and Security Trustee.................................................41
         16.12    Consultation with Counsel.........................................................................41
         16.13    Resignation.......................................................................................41
         16.14    Representations of Lenders........................................................................41
         16.15    Notification of Event of Default..................................................................42
17.      NOTICES AND DEMANDS........................................................................................42
         17.1     Notices...........................................................................................42
18.      MISCELLANEOUS..............................................................................................42
         18.1     Time of Essence...................................................................................42
         18.2     Unenforceable, etc., Provisions - Effect..........................................................42
         18.3     References........................................................................................43
         18.4     Further Assurances................................................................................43
         18.5     Prior Agreements, Merger..........................................................................43

                                                                                                                   PAGE
                                                                                                                   ----

         18.6     Entire Agreement; Amendments......................................................................43
         18.7     Indemnification...................................................................................43
         18.8     Headings..........................................................................................43


SCHEDULES

    I    The Lenders and the Commitments
    II   The Applicable Margin
    III  Approved Ship Brokers
    IV   Liens
    V    Indebtedness


EXHIBITS

         A        Form of Promissory Note
         B        Form of Drawdown Notice
         C        Form of Compliance Certificate
         D        Form of Assignment and Assumption Agreement
         E        Form of Earnings Assignment
         F        Form of Insurances Assignment
         G        Form of U.S. Preferred Mortgage

                          SENIOR SECURED LOAN AGREEMENT

THIS SENIOR SECURED LOAN AGREEMENT (the "Loan Agreement" or "Agreement") is made as of the 26th day of September 2005, by and among (1) CENTRAL GULF LINES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Borrower"), (2) INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Guarantor"), as guarantor, (3) the banks and financial institutions listed on
Schedule I, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Article 11, the "Lenders" and each a "Lender"), (4) DNB NOR BANK ASA ("DnB NOR"), as facility agent (in such capacity including any successor thereto, the "Facility Agent") and as arranger and (5) DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT ("DSB"), as security trustee for the Lenders (in such capacity, the "Security Trustee") and as arranger.

                                WITNESSETH THAT:

                  WHEREAS, at the request of the Borrower, each of the Agents (as defined below) has agreed to serve in such capacity under the terms of this Agreement and the Lenders have agreed to provide to the Borrower a senior secured term loan facility in the amount of up to Thirty-Two Million United States Dollars (US $32,000,000);

                  NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as set forth below:

1. DEFINITIONS

1.1 Specific Definitions. In this Agreement the words and expressions specified below shall, except where the context otherwise requires, have the meanings attributed to them below:

"Acceptable Accounting Firm"                  shall mean Ernst & Young LLP, or such other recognized international accounting firm as shall be approved by the Facility Agent, such approval not to be unreasonably withheld;

"Affiliate"                                   shall mean with respect to any Person, any other Person directly or indirectly controlled by or under common control with such Person.
                                              For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as applied to any Person means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of that Person whether through ownership of voting securities or by contract or otherwise;

"Agents"                                      shall mean each of the Facility Agent and the Security Trustee;

"Agreement"                                   shall mean this Agreement, as the same shall be amended, modified or supplemented from time to time;

"Applicable Margin"                           shall mean a margin which will vary as set forth on Schedule II attached hereto;

"Applicable Rate"                             shall mean any rate of interest applicable to the Loan from time to time pursuant to Section 6.1;

"Arrangers"                                   shall mean each of the Facility Agent and the Security Trustee;

"Assigned Moneys"                             shall mean sums assigned to or received by the Security Trustee pursuant to any Security Document;

"Assignment and Assumption Agreement(s)"      shall mean any Assignment and Assumption Agreement(s) executed pursuant to Section 11 substantially in the form set out in Exhibit D;

"Assignment Notices"                          shall mean (a) the notice with respect to the Earnings Assignment substantially in the form set out in Exhibit 1 thereto and (b) the notice with respect to the Insurances Assignment substantially in the form set out in Exhibit 3 thereto;

"Assignments"                                 shall mean the Earnings Assignment and the Insurances Assignment;

"Banking Day(s)"                              shall mean any day that is not a Saturday, Sunday or other day on which (a) banks in New York, New York, Bremen, Germany, and London,
                                              England are authorized or required by law to remain closed, or (b)
                                              banks are not generally open for dealing in dollar deposits in the
                                              London interbank market;

"Borrower"                                    shall have the meaning ascribed thereto in the preamble;

"Change of Control"                           shall mean (a) any "person" (as such term is used in Sections 13(d)
                                              and 14(d) of the Exchange Act), other than the existing owners, that becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 30% of the total voting power of the Guarantor or (b) the Guarantor ceases to own, directly or indirectly, 100% of the Borrower or (c) the Board of
                                              Directors of the Borrower or the Guarantor ceases to consist of a majority of the directors existing on the date hereof or directors nominated by at least two-thirds (2/3) of the then existing directors or (d) the Johnsen Family shall cease to own at least twenty percent
                                              (20%) of the Guarantor;

"Charterer's Acknowledgment"                  shall mean the acknowledgment of the Time Charterer to the Assignment of Earnings in the form of Exhibit 2 thereto;

"Classification Society"                      shall mean a member of the International Association of Classification
                                              Societies acceptable to the Lenders with whom the Vessel is entered and who conducted periodic physical surveys and/or inspections of the
                                              Vessel;

"Closing Date"                                shall mean the day and year first written above;

"Code"                                        shall mean the Internal Revenue Code of 1986, as amended, and any successor statute and regulation promulgated thereunder;

"Collateral"                                  shall mean, all property or other assets, real or personal, tangible or intangible, whether now owned or hereafter acquired in which the
                                              Security Trustee or any Lender has been granted a security interest pursuant to a Security Document;

"Commitment(s)"                               shall mean in relation to a Lender, the portion of the Loan set out opposite its name in Schedule I hereto or, as the case may be, in any relevant Assignment and Assumption Agreement, as changed from time to time pursuant to the terms of this Agreement;

"Compliance Certificate"                      shall mean a certificate certifying the compliance by each of the
                                              Security Parties with all of its covenants contained herein and showing the calculations thereof in reasonable detail, delivered by the chief financial officer of the Guarantor to the Facility Agent from time to time pursuant to Section 9.1(d) in the form set out in
                                              Exhibit C or in such other form as the Facility Agent may agree;

"Consolidated EBITDA"                         shall mean, for any period, with respect to the Guarantor and the
                                              Subsidiaries, the sum of (without duplication) (a) Consolidated Net
                                              Income; (b) all Interest Expenses of the Guarantor and the
                                              Subsidiaries; (c) income taxes of the Guarantor and the Subsidiaries;
                                              and (d) depreciation and amortization of the Guarantor and the
                                              Subsidiaries determined on a consolidated basis in accordance with
                                              GAAP for such period; provided that if any Subsidiary is not wholly-owned by the Guarantor, Consolidated EBITDA shall be reduced
                                              (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (i) the amount of Consolidated Net Income
                                              attributable to such Subsidiary multiplied by (ii) the percentage ownership interest in the income of such Subsidiary not owned by the
                                              Guarantor on the last day of such period;

"Consolidated Indebtedness"                   all Indebtedness of the Guarantor and the Subsidiaries determined on a consolidated basis in accordance with GAAP;

"Consolidated Net Income"                     for any period shall mean the consolidated net income of the Guarantor and the Subsidiaries for such period, as shown on the consolidated financial statements of the Guarantor and the Subsidiaries delivered in accordance with Section 9.1 (d);

"Consolidated Tangible Net Worth"             shall mean, with respect to the Guarantor and its Subsidiaries, at any date for which a determination is to be made (determined on a consolidated basis without duplication in accordance with GAAP) (a)
                                              the amount of capital stock (including its outstanding preferred stock); plus (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit); plus (c) deferred charges to the extent amortized and acquired contract costs net of accumulated amortization as stated
                                              on the then most recent audited balance sheet of the Guarantor; minus
                                              (d) the sum of (i) the cost of treasury shares and (ii) the book value of all assets that should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any write up in the book value of assets resulting from a revaluation thereof subsequent to December 31, 1996;

"Creditors"                                   shall mean, together, the Agents and the Lenders, each a "Creditor";

"Default"                                     shall mean any event that would, with the giving of notice or passage of time, or both, be an Event of Default;

"Default Rate"                                shall mean a rate per annum equal to two percent (2%) over the
                                              Applicable Rate then in effect;

"DnB NOR"                                     shall have the meaning ascribed thereto in the preamble;

"DOC"                                         shall mean a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code;

"Dollars" and the sign "$"                    shall mean the legal currency, at any relevant time hereunder, of the
                                              United States of America and, in relation to all payments hereunder, in same day funds settled through the New York Clearing House
                                              Interbank Payments System (or such other Dollar funds as may be determined by the Facility Agent to be customary for the settlement in New York City of banking transactions of the type herein involved);

"Drawdown Date"                               shall mean the date, being a Banking Day, upon which the Borrower has requested that the Loan be made available to the Borrower, and the
                                              Loan is made, as provided in Section 3;

"Drawdown Notice"                             shall have the meaning ascribed thereto in Section 3.2;

"DSB"                                         shall have the meaning ascribed thereto in the preamble;

"Earnings Assignment"                         shall mean the first priority assignment in respect of the earnings of the Vessel from any and all sources to be executed by the Borrower in favor of the Security Trustee pursuant to Section 4.1(k),
                                              substantially in the form set out in Exhibit E;

"Environmental Affiliate(s)"                  shall mean, with respect to a Security Party, any Person or entity, the liability of which for Environmental Claims any Security Party may have assumed by contract or operation of law;

"Environmental Approval(s)"                   shall have the meaning ascribed thereto in Section 2.1(p);

"Environmental Claim(s)"                      shall have the meaning ascribed thereto in Section 2.1(p);

"Environmental Law(s)"                        shall have the meaning ascribed thereto in Section 2.1(p);

"ERISA"                                       shall mean the Employment Retirement Income Security Act of 1974, as
                                              amended;

"ERISA Affiliate"                             shall mean a trade or business (whether or not incorporated) which is under common control with the Borrower within the meaning of Sections
                                              414(b), (c), (m) or (o) of the Code;

"ERISA Group"                                 shall mean the Guarantor and its subsidiaries within the meaning of
                                              Section 424(f) of the Code;

"Event(s) of Default"                         shall mean any of the events set out in Section 8.1;

"Exchange Act"                                shall mean the Securities and Exchange Act of 1934, as amended;

"Facility Agent"                              shall have the meaning ascribed thereto in the preamble;

"Fair Market Value"                           shall mean, in respect of the Vessel, the average of two appraisals on a "willing seller, willing buyer" basis of the Vessel from ship brokers listed in Schedule III or such other independent ship brokers approved by the Majority Lenders, no such appraisal to be dated more than thirty (30) days prior to the date on which a determination of
                                              Fair Market Value is required pursuant to this Agreement;

"Final Payment"                               shall mean the principal amount of Five Million Nine Hundred Ninety
                                              Nine Thousand Nine Hundred Ninety Nine Dollars and Eighty Seven Cents
                                              ($5,999,999.87) plus such other amounts as may be necessary to repay the Loan in full together with accrued but unpaid interest and any other amounts owing by any Security Party to any Creditor pursuant to this Agreement, the Note or any Security Document;

"Final Payment Date"                          shall mean the date which is ten (10) years from the date hereof, unless such date is not a Banking Day, in which case the Final Payment
                                              Date shall be the Banking Day immediately preceding such ten (10) year anniversary of the date hereof;

"GAAP"                                        shall have the meaning ascribed thereto in Section 1.3;

"Guarantor"                                   shall have the meaning ascribed thereto in the preamble;

"Indebtedness"                                shall mean, with respect to any Person at any date of determination
                                              (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof or the completion of such services, except trade payables, (v) all obligations on account of principal of such Person as lessee under capitalized leases, (vi) all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness shall be the

                                              lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such indebtedness, and (vii) all indebtedness of other Persons guaranteed by such Person to the extent guaranteed; the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP; and
                                              provided further that Indebtedness shall not include any liability for current or deferred federal, state, local or other taxes, or any trade payables;

"Indemnitee"                                  shall have the meaning ascribed thereto in Section 18.7;

"Insurance Assignment"                        shall mean the first priority assignment in respect of the insurances over the Vessel, to be executed by the Borrower in favor of the
                                              Security Trustee pursuant to Section 4.1(j), substantially in the form set out in Exhibit F;

"Interest Expense"                            shall mean, with respect to the Guarantor and the Subsidiaries, on a consolidated basis, for any period (without duplication), interest expense, whether paid or accrued (including the interest component of capitalized leases), on all Indebtedness of the Guarantor and the
                                              Subsidiaries for such period, net of interest income, all determined in accordance with GAAP;

"Interest Rate Agreements"                    shall mean any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement entered into between the Borrower, the Guarantor or any Subsidiary of the Borrower with either of the Agents, which is designed to protect the Borrower, the Guarantor or any of the
                                              Borrower's Subsidiaries against fluctuations in interest rates applicable under this Agreement, to or under which the Borrower, the
                                              Guarantor or any of the Borrower's Subsidiaries is a party or a beneficiary on the date of this Agreement or becomes a party or a beneficiary hereafter;

"Initial Payment Date"                        shall mean the date which is three (3) months after the Drawdown Date;

"Interest Notice"                             shall mean a notice from the Borrower to the Facility Agent specifying the duration of any relevant Interest Period;

"Interest Period"                             shall mean period(s) of three, six or twelve months as selected by the Borrower, or as otherwise agreed by the Lenders and the Borrower;

"ISM Code"                                    shall mean the International Safety Management Code for the Safe
                                              Operating of Ships and for Pollution Prevention constituted pursuant to Resolution A.741(18) of the International Maritime Organization
                                              and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

"ISPS Code"                                   shall mean the International Ship and Port Facility Security Code adopted by the International Maritime Organization at a conference in
                                              December, 2002 and amending the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

"ISSC"                                        shall mean the International Ship Security Certificate issued pursuant to the ISPS Code;

"Johnsen Family"                              shall mean (i) Niels W. Johnsen, Erik F. Johnsen, Niels M. Johnsen and
                                              Erik L. Johnsen; (ii) the wives and issue of Niels W. Johnsen, Erik F.
                                              Johnsen, Niels M. Johnsen and Erik L. Johnsen; and (iii) any trust for the benefit of, or controlled by, any of foregoing;

"LIBOR Rate"                                  shall mean, for each Interest Period, the London Interbank Offered
                                              Rate ("LIBOR") as set and published by the British Banker's
                                              Association ("BBA"), as selected by the Borrower three (3) Banking
                                              Days before the first day of such Interest Period as obtained by the
                                              Facility Agent from a wire that is sent through Bloomberg, L.P. which rate is based by BBA on an average of the Interbank Offered Rates for
                                              Dollar deposits in the London market based on quotes from designated banks in the London market. In the event that the three, six or twelve month LIBOR is no longer available from the BBA or Bloomberg,
                                              L.P., the Facility Agent shall select a comparable service to determine such rate and shall provide notice thereof to the Borrower;

"Loan"                                        shall mean the loan facility to be made available by the Lenders to the Borrower hereunder in a single advance pursuant to Section 3 in the maximum aggregate principal amount of Thirty-Two Million Dollars
                                              ($32,000,000), or the balance thereof from time to time outstanding;

"Majority Lenders"                            at any time shall mean Lenders holding an aggregate of more than
                                              66.66% of the Loan then outstanding;

"Material Adverse Effect"                     shall mean a material adverse effect on the ability of the Borrower and/or the Guarantor to meet any of their respective obligations with regard to (i) the Loan and the financing arrangements established in connection therewith or (ii) any of their respective other obligations that are material to the Borrower and the Guarantor considered as a whole;

"Materials Of Environmental Concern"          shall have the meaning ascribed thereto in Section 2.1(p);

"Memorandum of Agreement"                     means that certain contract between the Sellers and the Borrower dated June 30, 2005 providing for the purchase of the Vessel by the
                                              Borrower.

"Mortgage"                                    shall mean the first preferred United States ship mortgage on the
                                              Vessel, to be executed by the Borrower in favor of the Security
                                              Trustee pursuant to Section 4.1(g), substantially in the form set out in Exhibit G;

"MTSA"                                        shall mean the Maritime & Transportation Security Act, 2002, as amended, inter alia, by Public Law 107-295;

"Multiemployer Plan"                          shall mean, at any time, a "multiemployer plan" as defined in Section
                                              4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the three preceding plan years made or accrued an obligation to make contributions;

"Multiple Employer Plan"                      shall mean, at any time, an employee benefit plan, other than a
                                              Multiemployer Plan, subject to Title IV or ERISA, to which a Borrower or ERISA Affiliate, and one or more employers other than a Borrower or ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which a Borrower or ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan;

"Net Worth"                                   shall mean the result of (i) the sum of the Fair Market Value of all of the vessels owned by a Person minus (ii) the amount of all debt incurred by such Person related to those vessels;

"Note"                                        shall mean the promissory note to be executed by the Borrower to the order of the Facility Agent pursuant to Section 4.1(c), to evidence the Loan substantially in the form set out in Exhibit A;

"Operator"                                    shall mean the Person who is concerned with the operation of the
                                              Vessel and falls within the definition of "Company" set out in rule
                                              1.1.2 of the ISM Code";

"Payment Dates"                               means the Initial Payment Date and the dates falling at three (3)
                                              month intervals thereafter, the last of which is the Final Payment
                                              Date;

"PBGC"                                        shall mean the Pension Benefit Guaranty Corporation;

"Person"                                      shall mean any individual, sole proprietorship, corporation, partnership (general or limited), limited liability company, business trust, bank, trust company, joint venture, association, joint stock company, trust or other unincorporated organization, whether or not a legal entity, or any government or agency or political subdivision thereof;

"Plan"                                        shall mean any employee benefit plan (other than a Multiemployer Plan or a Multiple Employer Plan) covered by Title IV of ERISA; "Proceeding"
                                              shall have the meaning ascribed thereto in Section 8.1(i);

"Reference Bank(s)"                           shall mean each of DnB NOR and DSB;

"Required Percentage"                         means one hundred and twenty percent (120%);

"Security Document(s)"                        shall mean the Mortgage, the Assignments and any other documents that may be executed as security for the Loan and the Borrower's obligations in connection therewith;

"Security Party(ies)"                         shall mean each of the Borrower and the Guarantor;

"Security Trustee"                            shall have the meaning ascribed thereto in the preamble;

"Sellers"                                     Canterbury Shipholding S.A., a Panamanian corporation, and Canterbury
                                              Shipholding II S.A., a Panamanian corporation;

"SMC"                                         shall mean the safety management certificate issued in respect of a
                                              Vessel in accordance with rule 13 of the ISM code;

"subsidiary"                                  shall mean, with respect to any Person, any business entity of which more than 50% of the outstanding voting stock or other equity interest is owned directly or indirectly by such Person and/or one or more other subsidiaries of such Person;

"Subsidiary(ies)"                             shall mean all of the subsidiaries of the Guarantor;

"Taxes"                                       shall mean any present or future income or other taxes, levies, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing authority whatsoever, except for taxes on or measured by the overall net income of each Lender imposed by its jurisdiction of incorporation or applicable lending office, the United States of
                                              America, the State or City of New York or any governmental subdivision or taxing authority of any thereof or by any other taxing authority having jurisdiction over such Lender (unless such jurisdiction is asserted by reason of the activities of the Borrower or any of the
                                              Subsidiaries);

"Termination Event"                           shall mean (i) a "reportable event," as defined in Section 403 of
                                              ERISA, (ii) the withdrawal of a Borrower or any ERISA Affiliate from a Multiemployer Plan during a plan year in which it was a
                                              "substantial employer," as defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by a Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple
                                              Employer Plan, (iii) the filing of a notice of intent to terminate a
                                              Plan under Section 4041 of ERISA or the treatment of a Multiemployer
                                              Plan amendment as a termination under Section 4041A of ERISA, (iv)
                                              the institution of proceedings to terminate a Plan or a Multiemployer
                                              Plan, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer
                                              Plan;

"Time Charter"                                means that certain time charter of the Vessel dated June 30, 2005 with the Time Charterer;

"Time Charterer"                              means Nippon Yusen Kaisha of Japan;

"Title XI Agreement"                          shall mean the Title XI Reserve Fund and Financial Agreement,
                                              Contract No. MA-12901, dated as of October 26, 1994 and made by and between Sulphur Carriers, Inc. and the United States of America;

"Total Loss"                                  shall have the meaning ascribed thereto in the Mortgage;

"Transaction Documents"                       shall mean each of this Agreement, the Note and the Security
                                              Documents;

"Vessel"                                      shall mean that certain Panamanian flag Pure Car and Truck Carrier known as the *****, to be renamed ***** and reflagged under United
                                              States law;

"Withdrawal Liability(ies)"                   shall have the meaning given to such term under Part 1 of Subtitle E of Title IV of ERISA.


1.2 Computation of Time Periods; Other Definitional Provisions. In this Agreement, the Note and the other Security Documents, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding"; words importing either gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement, the Note or such Security Document, as applicable; references to agreements and other contractual instruments (including this Agreement, the Note and the Security Documents) shall be deemed to include all subsequent amendments, amendments and restatements, supplements, extensions, replacements and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Agreement, the Note or any Security Document); references to any matter that is "approved" or requires "approval" of a party shall mean approval given in the sole and absolute discretion of such party unless otherwise specified.

1.3 Accounting Terms. Unless otherwise specified herein, all accounting terms used in this Agreement, the Note and in the Security Documents shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Facility Agent or to the Lenders under this Agreement shall be prepared, in accordance with generally accepted accounting principles for the United States ("GAAP").

1.4 Certain Matters Regarding Materiality. To the extent that any representation, warranty, covenant or other undertaking of the Borrower in this Agreement is qualified by reference to those which are not reasonably expected to result in a "Material Adverse Effect" or language of similar import, no inference shall be drawn therefrom that any Agent or Lender has knowledge or approves of any noncompliance by the Borrower with any governmental rule.

2. REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties. In order to induce the Creditors to enter into this Agreement and to make the Loan available, each Security Party hereby represents and warrants to the Creditors (which representations and warranties shall survive the execution and delivery of this Agreement and the Note and the drawdown of the Loan) that:

         (a) Due Organization and Power. Each Security Party is duly formed and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, has full power to carry on its business as now being conducted and to enter into and perform its obligations under this Agreement, the Note and the Security Documents to which it is a party, and has complied with all statutory, regulatory and other requirements relative to such business and such agreements;

         (b) Authorization and Consents. All necessary corporate action has been taken to authorize, and all necessary consents and authorities have been obtained and remain in full force and effect to permit, each Security Party to enter into and perform its obligations under this Agreement, the Note and the Security Documents and, in the case of the Borrower to borrow, service and repay the Loan and, as of the date of this Agreement, no further consents or authorities are necessary for the service and repayment of the Loan or any part thereof;

         (c) Binding Obligations. This Agreement, the Note and the Security Documents constitute or will, when executed and delivered, constitute the legal, valid and binding obligations of each Security Party that is a party thereto enforceable against such Security Party in accordance with their respective terms, except to the extent that such enforcement may be limited by equitable principles, principles of public policy or applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights;

         (d) No Violation. The execution and delivery of, and the performance of the provisions of, this Agreement, the Note and those of the Security Documents to which it is to be a party by each Security Party do not contravene any applicable law or regulation existing at the date hereof or any contractual restriction binding on such Security Party or the certificate of incorporation or by-laws (or equivalent instruments) thereof and that the proceeds of the Loan shall be used by the Borrower exclusively for its own account or for the account of a Subsidiary or Affiliate of the Borrower;

         (e) Filings; Stamp Taxes. Other than the recording of the Mortgage with the appropriate authorities for the United States, and the filing of UCC Financing Statements in the State of Delaware in respect of the Assignments, and the payment and filing or recording fees consequent thereto, it is not necessary for the legality, validity, enforceability or admissibility into evidence of this Agreement, the Note or the Security Documents that any of them or any document relating thereto be registered, filed, recorded or enrolled with any court or authority in any relevant jurisdiction or that any stamp, registration or similar Taxes be paid on or in relation to this Agreement, the Note or any of the Security Documents;

         (f) Litigation. No action, suit or proceeding is pending or threatened against any Security Party before any court, board of arbitration or administrative agency which could or might have a Material Adverse Effect;

         (g) No Default. No Security Party is in default under any material agreement by which it is bound, or is in default in respect of any material financial commitment or obligation;

         (h) Vessel. Upon delivery of the Vessel to the Borrower; the Vessel:

             (i) will be in the sole and absolute ownership of the Borrower and duly registered in the Borrower's name under United States flag, unencumbered, save and except for the Mortgage and as permitted thereby;

             (ii) will be classed in the highest classification and rating for vessels of the same age and type with its Classification Society without any material outstanding recommendations;

             (iii) will be operationally seaworthy and in every way fit for its intended service; and

             (iv) will be insured in accordance with the provisions of the Mortgage and the requirements thereof in respect of such insurances will have been complied with;

         (i) Insurance. Each of the Security Parties has insured its properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses;

         (j) Financial Information. Except as otherwise disclosed in writing to the Facility Agent on or prior to the date hereof, all financial statements, information and other data furnished by any Security Party to the Facility Agent are complete and correct, such financial statements have been prepared in accordance with GAAP and accurately and fairly present the financial condition of the parties covered thereby as of the respective dates thereof and the results of the operations thereof for the period or respective periods covered by such financial statements, and since the date of the Guarantor's financial statements most recently delivered to the Facility Agent there has been no Material Adverse Effect as to any of such parties and none thereof has any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate except as disclosed in such statements, information and data;

         (k) Tax Returns. Each Security Party has filed all material tax returns required to be filed thereby and has paid all taxes payable thereby which have become due, other than those not yet delinquent or the nonpayment of which would not have a Material Adverse Effect and except for those taxes being contested in good faith and by appropriate proceedings or other acts and for which adequate reserves shall have been set aside on its books;

         (l) ERISA. The execution and delivery of this Agreement and the consummation of the transactions hereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code and no condition exists or event or transaction has occurred in connection with any Plan maintained or contributed to by any member of the ERISA Group or any ERISA Affiliate resulting from the failure of any thereof to comply with ERISA which is reasonably likely to result in any member of the ERISA Group or any ERISA Affiliate incurring any liability, fine or penalty which individually or in the aggregate could have a Material Adverse Effect. No member of the ERISA Group nor any ERISA Affiliate, individually or collectively, has incurred, or reasonably expects to incur, Withdrawal Liabilities or liabilities upon the happening of a Termination Event the aggregate of which for all such Withdrawal Liabilities and other liabilities exceeds or would exceed $30,000,000. With respect to any Multiemployer Plan, Multiple

Employer Plan or Plan, no member of the ERISA Group nor any ERISA Affiliate is aware of or has been notified that any "variance" from the "minimum funding standard" has been requested (each such term as defined in Part 3, Subtitle B, of Title 1 of ERISA). No member of the ERISA Group nor any ERISA Affiliate has received any notice that any Multiemployer Plan is in reorganization, within the meaning of Title IV of ERISA, which reorganization could have a Material Adverse Effect;

         (m) Chief Executive Office. The chief executive office and chief place of business of each Security Party and the office in which the records relating to the earnings and other receivables of each Security Party are kept is, and will continue to be, located at 650 Poydras Street, Suite 1700, New Orleans, LA 70130, USA;

         (n) Foreign Trade Control Regulations. To the best knowledge of each of the Security Parties, none of the transactions contemplated herein will violate the provisions of any statute or regulation enacted to prohibit or limit economic transactions with certain foreign Persons including, without limitation, any of the provisions of the Foreign Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V,
Part 500, as amended);

         (o) Equity Ownership. The Borrower is owned, directly or indirectly, one hundred percent (100%) by the Guarantor;

         (p) Environmental Matters and Claims. (a) Except as heretofore disclosed in writing to the Facility Agent (i) the Borrower and its Affiliates (which for purposes of this Section 2(p) shall be deemed to include the Guarantor and its respective Affiliates) will, when required to operate their business as then being conducted, be in compliance with all applicable United States federal and state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, waters of the contiguous zone, ocean waters and international waters), including, without limitation, laws, regulations, conventions and agreements relating to (1) emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazardous substances, petroleum and petroleum products and by-products ("Materials of Environmental Concern"), or
(2) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern ("Environmental Laws"); (ii) the Borrower and its Affiliates will, when required, have all permits, licenses, approvals, rulings, variances, exemptions, clearances, consents or other authorizations required under applicable Environmental Laws ("Environmental Approvals") and will, when required, be in compliance with all Environmental Approvals required to operate their business as then being conducted; (iii) the Borrower has not nor has any Affiliate thereof has received any notice of any claim, action, cause of action, investigation or demand by any person, entity, enterprise or government, or any political subdivision, intergovernmental body or agency, department or instrumentality thereof, alleging potential liability for, or a requirement to incur, material investigator costs, cleanup costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, property damages, personal injuries, attorneys' fees and expenses, or fines or penalties, in each case arising out of, based on or resulting from (1) the presence, or release or threat of release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such person, or (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Environmental Approval ("Environmental Claim") (other than Environmental Claims that have been fully and finally adjudicated or otherwise determined and all fines, penalties and other costs, if any, payable by the Security Parties in respect thereof have been paid in full or which are fully covered by insurance (including permitted deductibles)); and (iv) there are no circumstances that may prevent or interfere with such full compliance in the future; and (b) except as heretofore disclosed in writing to the Facility Agent there is no Environmental Claim pending or threatened against the Borrower or any Affiliate thereof and there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against such persons the adverse disposition of which may result in a Material Adverse Effect;

         (q) Compliance with ISM Code, ISPS Code and MTSA. The Vessel and the Operator complies with the requirements of the ISM Code, the ISPS Code and the MTSA including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto;

         (r) Threatened Withdrawal of DOC or SMC. There is no threatened or actual withdrawal of the Operator's DOC or SMC in respect of the Vessel;

         (s) Liens. Other than as disclosed in Schedule IV, there are no liens of any kind on any property owned by any Security Party other than those liens created pursuant to this Agreement or the Security Documents or permitted thereby;

         (t) Indebtedness. Other than as disclosed in Schedule V, neither of the Security Parties has any Indebtedness;

         (u) Payment Free of Taxes. All payments made or to be made by the Security Parties under or pursuant to this Agreement, the Note and the Security Documents shall be made free and clear of, and without deduction or withholding for an account of, any Taxes;

         (v) No Proceedings to Dissolve. There are no proceedings or actions pending or contemplated by any Security Party or, to the best knowledge of any Security Party, contemplated by any third party, to dissolve or terminate any Security Party.

         (w) Solvency. On the Closing Date, in the case of each of the Security Parties, (a) the sum of its assets, at a fair valuation, does and will exceed its liabilities, including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities, (b) the present fair market salable value of its assets is not and shall not be less than the amount that will be required to pay its probable liability on its then existing debts, including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities, as they mature, (c) it does not and will not have unreasonably small working capital with which to continue its business and (d) it has not incurred, does not intend to incur and does not believe it will incur debts beyond its ability to pay such debts as they mature;

         (x) Compliance with Laws. Each of the Security Parties is in compliance with all Applicable Laws, except where any failure to comply with any such Applicable Laws would not, alone or in the aggregate, have a Material Adverse Effect; and

         (y) Survival. All representations, covenants and warranties made herein and in any certificate or other document delivered pursuant hereto or in connection herewith shall survive the making of the Loan and the issuance of the Note.

3. THE LOAN

3.1 (a) Purposes. The Lenders shall make the Loan available to the Borrower for the purposes of financing the purchase price to be paid for the Vessel.

         (b) Making of the Loan. Each of the Lenders, relying upon each of the representations and warranties set out in Section 2, hereby severally and not jointly agrees with the Borrower that, subject to and upon the terms of this Agreement, it will, not later than 11:00 a.m. on the Drawdown Date, make its portion of the Loan, in Federal or other funds, immediately available in New York City to the Facility Agent at its address set forth on Schedule I or to such account of the Facility Agent most recently designated by it for such purpose by notice to the Lenders. Unless the Facility Agent determines that any applicable condition specified in Sections 4.1 or 4.2 has not been satisfied, the Facility Agent will make the funds so received from the Lenders available to the Borrower at the aforesaid address, subject to the receipt of the funds by the Facility Agent as provided in the immediately preceding sentence, not later than 2:30 P.M. (New York City time) on the Drawdown Date, and in any event as soon as practicable after receipt.

3.2 Drawdown Notice. The Borrower shall, at least three (3) Banking Days before the Drawdown Date, serve a notice (a "Drawdown Notice"), substantially in the form of Exhibit B, on the Facility Agent, which notice shall (a) be in writing addressed to the Facility Agent, (b) be effective on receipt by the Facility Agent, (c) specify the amount of the Loan to be drawn, (d) specify the Banking Day on which the Loan is to be drawn, (e) specify the disbursement instructions (which shall be consistent in all material respects with Section 2 of the Memorandum of Agreement), (f) specify the initial Interest Period and (g) be irrevocable.

3.3 Effect of Drawdown Notice. Delivery of a Drawdown Notice shall be deemed to constitute a warranty by the Borrower (a) that the representations and warranties stated in Section 2 (updated mutatis mutandis) are true and correct on and as of the date of the Drawdown Notice and will be true and correct on and as of the Drawdown Date as if made on such date, and (b) that no Event of Default nor any event which with the giving of notice or lapse of time or both would constitute an Event of Default has occurred and is continuing.

4. CONDITIONS

4.1 Conditions Precedent to the Effectiveness of this Agreement. The effectiveness of this Agreement and the obligation of the Lenders to make the Loan available to the Borrower under this Agreement shall be expressly subject to the following conditions precedent:

         (a) Corporate Authority. The Facility Agent shall have received the following documents in form and substance satisfactory to the Facility Agent and its legal advisers:

             (i) copies, certified as true and complete by an officer of each of the Security Parties, of the resolutions of its board of directors and, with respect to the Borrower, shareholders evidencing approval of the Transaction Documents to which each is a party and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf, including the execution of the Drawdown Notice;

             (ii) copies, certified as true and complete by an officer of each of the Security Parties, of the certificate or articles of incorporation and by-laws or similar constituent document thereof;

             (iii) certificate of the jurisdiction of incorporation of each Security Party as to the good standing thereof; and

             (iv) a certificate signed by the Chairman, President, Executive Vice President, Treasurer, Comptroller, Controller or chief financial officer of each of the Security Parties to the effect that (A) no Default or Event of Default shall have occurred and be continuing and (B) the representations and warranties of such Security Party contained in this Agreement are true and correct as of the date of such certificate.

         (b) The Agreement. Each of the Security Parties shall have duly executed and delivered this Agreement to the Facility Agent.

         (c) The Note. The Borrower shall have duly executed and delivered the Note to the Facility Agent.

         (d) The Creditors. The Facility Agent shall have received executed counterparts of this Agreement from each of the Lenders (or, in the case of any Lender as to which an executed counterpart shall not have been received, the Facility Agent shall have received in form satisfactory to it a telex, facsimile or other written confirmation from such Lender of the execution of a counterpart of this Agreement by such Lender).

         (e) Fees. The Creditors shall have received payment in full of all fees and expenses due to each thereof pursuant to the terms hereof on the date when due including, without limitation, all fees and expenses due under Section 14.

         (f) Environmental Claims. The Lenders shall be satisfied that neither of the Security Parties is subject to any Environmental Claim which could reasonably be expected to have a Material Adverse Effect.

         (g) Legal Opinions. The Facility Agent, on behalf of the Agents and the Lenders, shall have received opinions addressed to the Facility Agent from (i) Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., special counsel to the Security Parties, and (ii) Seward & Kissel LLP, special counsel to the Agents and the Lenders, in each case in such form as the Facility Agent may require, as well as such other legal opinions as the Lenders shall have required as to all or any matters under the laws of the State of Delaware, the State of New York and the United States of America covering certain of the conditions and representations and warranties which are the subjects of Sections 2 and 4, respectively.

         (h) Officer's Certificate. The Facility Agent shall have received a certificate signed by the President or other duly authorized executive officer of the Borrower certifying that under applicable law existing on the date hereof, the Borrower shall not be compelled by law to withhold or deduct any Taxes from any amounts to become payable to the Facility Agent for the account of the Creditors hereunder.

         (i) Vessel Documents. The Facility Agent shall have received evidence satisfactory to it and its counsel that the Vessel upon delivery to the Borrower will be:

             (i) in the sole and absolute ownership of the Borrower and is duly registered in the Borrower's name under United States flag free of all liens and encumbrances of record other than its Mortgage;

             (ii) insured in accordance with the provisions of the Mortgage and all requirements of the Mortgage in respect of such insurance have been fulfilled (including, but not limited to, letters of undertaking from the insurance brokers, including confirmation notices of assignment, notices of cancellation and loss payable clauses acceptable to the Lenders);

             (iii) classed in the highest classification and rating for vessels of the same age and type with its Classification Society without any material outstanding recommendations; and

             (iv) operationally seaworthy and in every way fit for its intended service;

         (j) Security Documents. The Borrower shall have executed and delivered to the Facility Agent:

             (i)     the Insurances Assignment;

             (ii)    the Earnings Assignment;

             (iii)   the Assignment Notices; and

             (iv) such Uniform Commercial Code Financing Statements (Forms UCC-1) as the Facility Agent shall require.

         (k) Vessel Appraisals. The Facility Agent shall have received appraisals, in form and substance satisfactory to the Facility Agent, as to the Fair Market Value of the Vessel. ******.

         (l) ISM DOC. To the extent required to be obtained by the ISM Code the Security Trustee shall have received a copy of the DOC for the Vessel.

         (m) Evidence of Current COFR. The Facility Agent shall have received copies of the current Certificate of Financial Responsibility pursuant to the Oil Pollution Act 1990 for the Vessel.

         (n) Vessel Liens. The Facility Agent shall have received evidence satisfactory to it and to its legal advisor that, save for the liens created by the Mortgage and the Assignments, there are no liens, charges or encumbrances of any kind whatsoever on the Vessel or on its earnings except as permitted hereby or by any of the Security Documents.

         (o) NYK Charter. The Borrower shall have delivered to the Facility Agent a true and complete copy of the Time Charter and the Charterer's Acknowledgment.

         (p) Memorandum of Agreement. The Borrower shall have delivered to the Facility Agent a true and complete copy of Memorandum of Agreement.

         (q) Vessel Delivery. The Facility Agent shall be satisfied that the Vessel shall be delivered to the Borrower within two (2) Banking Days of the Drawdown Date and that satisfactory arrangements have been made for (x) the registration of the Vessel in the name of the Borrower under United States flag,
(y) the execution of the Mortgage and (z) the recordation of the Mortgage with the National Vessel Documentation Center of the United States Coast Guard, in each case on the opening of business on the Banking Day immediately following the delivery of the Vessel to the Borrower.

         (r) Maritime Administration Approval. The Borrower shall have obtained pre-approval from the United States Maritime Administration, in form and substance satisfactory to the Lenders, for the possible transfer of the Vessel upon the exercise of the Security Trustee's rights under the Mortgage to a party not qualified to own and document a vessel under United States flag and/or the re-documentation of the Vessel under foreign flag.

4.2 Further Conditions Precedent. The obligation of the Lenders to make the Loan available to the Borrower shall also be expressly conditional upon:

         (a) Drawdown Notice. The Facility Agent having received a Drawdown Notice in accordance with the terms of Section 3.2.

         (b) Representations and Warranties True. The representations stated in
Section 2 being true and correct as if made on that date.

         (c) No Default. No Default or Event of Default having occurred and being continuing or would result from the making of the Loan.

         (d) No Material Adverse Effect. There having been no Material Adverse Effect since June 30, 2005.

4.3 Breakfunding Costs. In the event that, on the date specified for the making of the Loan in the Drawdown Notice, the Lenders shall not be obliged under this Agreement to make the Loan available under this Agreement, the Borrower shall indemnify and hold the Lenders fully harmless against any losses which the Lenders (or any thereof) may sustain as a result of borrowing or agreeing to borrow funds to meet the drawdown requirement of such Drawdown Notice and the certificate of the relevant Lender or Lenders shall, absent manifest error, be conclusive and binding on the Borrower as to the extent of any such losses.

4.4 Satisfaction after Drawdown. Without prejudice to any of the other terms and conditions of this Agreement, in the event all of the Lenders elect, in their sole discretion, to make the Loan prior to the satisfaction of all or any of the conditions referred to in Sections 4.1 or 4.2, the Borrower hereby covenants and undertakes to satisfy or procure the satisfaction of such condition or conditions within seven (7) days after the Drawdown Date (or such longer period as the Majority Lenders, in their sole discretion, may agree).

5. REPAYMENT AND PREPAYMENT

5.1 Repayment. Subject to the provisions of this Section 5 regarding application of prepayments, the Borrower shall repay the principal of the Loan in forty (40) consecutive quarterly installments on the Payment Dates, the first thirty-nine
(39) being in the amount of Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six Dollars and Sixty-Seven Cents ($666,666.67) and the last such installment being in the amount of the Final Payment, such last installment to be paid on the Final Payment Date.

5.2 Voluntary Prepayment; No Re-borrowing. The Borrower may prepay, upon three
(3) Banking Days written notice, the Loan or any portion thereof, without penalty, provided that if such prepayment is made on a day other than a Payment Date, such prepayment shall be made together with the costs and expenses provided for in Section 5.4. Each prepayment shall be in a minimum amount of Five Hundred Thousand Dollars ($500,000) plus any Five Hundred Thousand Dollar ($500,000) multiple thereof or the full amount of the Loan then outstanding. No part of the Loan once repaid or prepaid will be available for re-borrowing.

5.3 Mandatory Prepayment; Sale or Loss of Vessel. Upon (i) the sale of the Vessel or (ii) the earlier of (x) ninety (90) days after the Total Loss (as such term is defined in the Mortgage) of the Vessel or (y) the date on which the insurance proceeds in respect of such loss are received by the Borrower or the Security Trustee as assignee thereof, the Borrower shall either (I) deliver to the Security Trustee, such additional collateral, of equal or greater value with the Vessel, as may be satisfactory to the Lenders in their sole discretion or
(II) repay the Loan in full, or such proceeds shall be applied by the Facility Agent first, towards prepayment of the Loan and the Borrower's other obligations hereunder in full and second, to the Borrower.

5.4 Interest and Cost With Application of Prepayments. Any and all prepayments hereunder, whether mandatory or voluntary, shall be applied in the following order:

             (a) firstly, towards accrued and unpaid interest and for fees due under this Agreement; and

             (b) secondly, towards the installments of the Loan in the inverse order of their due dates for payment.

5.5 Borrower's Obligation Absolute. The Borrower's obligation to pay each Creditor hereunder and under the Note shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof and thereof, under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or may have had against the Creditors.

6. INTEREST AND RATE

6.1 Payment of Interest; Interest Rate. (a) (a) The Borrower hereby promises to pay to the Lenders interest on the unpaid principal amount of the Loan for the period commencing on the Drawdown Date until but not including the stated maturity thereof (whether by acceleration or otherwise) or the date of prepayment thereof at the Applicable Rate, which shall be the rate per annum which is equal to the aggregate of (a) the LIBOR Rate plus (b) the Applicable Margin. The Applicable Rate with respect to the Loan shall be determined by the Facility Agent two (2) Banking Days prior to the first (1st) day of the relevant Interest Period. The Facility Agent shall promptly notify the Borrower and the Lenders in writing of the Applicable Rate as and when determined. Each such determination, absent manifest error, shall be conclusive and binding upon the Borrower.

         (b) Notwithstanding the foregoing, the Borrower agrees that after the occurrence and during the continuance of an Event of Default, the Loan shall bear interest at a rate per annum equal to the greater of (A) the Default Rate and (B) two percent (2%) plus the sum of (x) the Applicable

Margin plus (y) the LIBOR Rate for overnight or weekend deposits. In addition, the Borrower hereby promises to pay interest (to the extent that the payment of such interest shall be legally enforceable) on any overdue interest, and on any other amount payable by the Borrower hereunder which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until but not including the date the same is paid in full at the Default Rate.

         (c) Except as provided in the next sentence, accrued interest on the Loan shall be payable on each Payment Date. Interest payable at the Default Rate shall be payable from time to time on demand of the Facility Agent.

6.2 Maximum Interest. Anything in this Agreement or the Note to the contrary notwithstanding, the interest rate on the Loan shall in no event be in excess of the maximum rate permitted by Applicable Law.

7. PAYMENTS

7.1 Place of Payments, No Set Off. All payments to be made hereunder by the Borrower shall be made to the Facility Agent, not later than 3 p.m. New York time (any payment received after 3 p.m. New York time shall be deemed to have been paid on the next Banking Day) on the due date of such payment, at its office located at 200 Park Avenue, New York, New York 10166 or to such other office of the Facility Agent as the Facility Agent may direct, without set-off or counterclaim and free from, clear of, and without deduction for, any Taxes, provided, however, that if the Borrower shall at any time be compelled by law to withhold or deduct any Taxes from any amounts payable to the Lenders hereunder, then the Borrower shall pay such additional amounts in Dollars as may be necessary in order that the net amounts received after withholding or deduction shall equal the amounts which would have been received if such withholding or deduction were not required and, in the event any withholding or deduction is made, whether for Taxes or otherwise, the Borrower shall promptly send to the Facility Agent such documentary evidence with respect to such withholding or deduction as may be required from time to time by the Lenders.

7.2 Tax Credits. If any Lender obtains the benefit of a credit against the liability thereof for federal income taxes imposed by any taxing authority for all or part of the Taxes as to which the Borrower has paid additional amounts as aforesaid (and each Lender agrees to use its best efforts to obtain the benefit of any such credit which may be available to it, provided it has knowledge that such credit is in fact available to it), then such Lender shall reimburse the Borrower for the amount of the credit so obtained. Each Lender agrees that in the event that Taxes are imposed on account of the situs of its loans hereunder, such Lender, upon acquiring knowledge of such event, shall, if commercially reasonable, shift such loans on its books to another office of such Lender so as to avoid the imposition of such Taxes.

7.3 Computations; Banking Days.

         (a) All computations of interest and fees shall be made by the Facility Agent or the Lenders, as the case may be, on the basis of a 360-day year, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which interest or fees are payable. Each determination by the Facility Agent or the Lenders of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (b) Whenever any payment hereunder or under the Note shall be stated to be due on a day other than a Banking Day, such payment shall be due and payable on the next succeeding Banking Day unless the next succeeding Banking Day falls in the following calendar month, in which case it shall be payable on the immediately preceding Banking Day.

8. EVENTS OF DEFAULT

8.1 Events of Default. In the event that any of the following events shall occur and be continuing:

         (a) Principal Payments. Any principal of the Loan is not paid on the due date therefor; or

         (b) Interest and other Payments. Any interest on the Loan or any other amount becoming payable under this Agreement and under any Transaction Document or under any of them, is not paid within three (3) Banking Days from the date when due; or

         (c) Representations, etc. Any representation, warranty or other statement made by any of the Security Parties in this Agreement or in any other instrument, document or other agreement delivered in connection herewith proves to have been untrue or misleading in any material respect as at the date as of which it was made; or

         (d) Impossibility, Illegality. It becomes impossible or unlawful for any of the Security Parties to fulfill any of the covenants and obligations contained herein or in any Transaction Document, or for any of the Lenders to exercise any of the rights vested in any of them hereunder or under the other Transaction Documents and such impossibility or illegality, in the reasonable opinion of such Lender, will have a Material Adverse Effect on any of its rights hereunder or under the other Transaction Documents or on any of its rights to enforce any thereof; or

         (e) Mortgage. The Mortgage is not recorded within three (3) Banking Days of the Drawdown Date or there is any default under the Mortgage; or

         (f) Certain Covenants. Any Security Party defaults in the performance or observance of any covenant contained in Section 9.1(b), 9.1(m), 9.2(i) and 9.3(a) through (d) inclusive; or

         (g) Covenants. One or more of the Security Parties default in the performance of any term, covenant or agreement contained in this Agreement or in the other Transaction Documents, or in any other instrument, document or other agreement delivered in connection herewith or therewith, in each case other than an Event of Default referred to elsewhere in this Section 8.1, and such default continues unremedied for a period of fifteen (15) days after written notice thereof has been given to the relevant Security Party or Parties by the Facility Agent at the request of any Lender; or

         (h) Indebtedness and Other Obligations. Any Security Party defaults in the payment when due (subject to any applicable grace period) of any Indebtedness or of any other indebtedness, in either case, in an outstanding principal amount equal to or exceeding Two Million Dollars ($2,000,000) or such Indebtedness or other indebtedness is, or by reason of such default is subject to being, accelerated or any party becomes entitled to enforce the security for any such Indebtedness or other indebtedness and such party shall take steps to enforce the same, unless such default or enforcement is being contested in good faith and by appropriate proceedings or other acts and such Security Party has set aside on its books adequate reserves with respect thereto; or

         (i) Bankruptcy. Any Security Party commences any proceedings relating to any substantial portion of its property under any reorganization, arrangement or readjustment of debt, dissolution, winding up, adjustment, composition, bankruptcy or liquidation law or statute of any jurisdiction, whether now or hereafter in effect (a "Proceeding"), or there is commenced against any thereof any Proceeding and such Proceeding remains undismissed or unstayed for a period of sixty (60) days; or any receiver, trustee, liquidator or sequestrator of, or for, any thereof or any substantial portion of the property of any thereof is appointed and is not discharged within a period of sixty (60) days; or any thereof by any act indicates consent to or approval of or acquiescence in any Proceeding or to the appointment of any receiver, trustee, liquidator or sequestrator of, or for, itself or any substantial portion of its property; or

         (j) Judgments. Any judgment or order is made the effect whereof would be to render invalid this Agreement or any other Transaction Document or any material provision thereof or any Security Party asserts that any such agreement or provision thereof is invalid; or judgments or orders for the payment of money (not paid or fully covered by insurance, subject to applicable deductibles) in excess of $2,500,000 in the aggregate for the Guarantor or its Subsidiaries (or its equivalent in any other currency) shall be rendered against the Guarantor and/or any of its Subsidiaries and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days; or

         (k) Inability to Pay Debts. Any Security Party is unable to pay or admits its inability to pay its debts as they fall due or a moratorium shall be declared in respect of any Indebtedness of any thereof; or

         (l) Termination of Operations; Sale of Assets. Except as expressly permitted under this Agreement, any Security Party ceases its operations or sells or otherwise disposes of all or substantially all of its assets or all or substantially all of the assets of any Security Party are seized or otherwise appropriated; or

         (m) Change in Financial Position. Any change in the financial position of any Security Party which, in the reasonable opinion of the Majority Lenders, shall have a Material Adverse Effect; or

         (n) Cross-Default. Any Security Party defaults under any material contract or agreement to which it is a party or by which it is bound; or

         (o) ERISA Debt. Any member of the ERISA Group or any ERISA Affiliate shall (i) fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it or they shall have become liable to pay under Title IV of ERISA or (ii) any member of the ERISA Group or any ERISA Affiliate, individually or collectively, shall incur, or shall reasonably expect to incur, any Withdrawal Liability or liability upon the happening of a Termination Event and the aggregate of all such Withdrawal Liabilities and such other liabilities shall be in excess of $10,000,000; or

         (p) Time Charter. The Time Charter is terminated or the Time Charterer is in material default thereunder, unless the Borrower has provided a substitute charter and/or charterer acceptable to the Lenders in their sole discretion within 30 days after such termination;

         then, the Lenders' obligation to make the Loan available shall cease and the Facility Agent on behalf of the Lenders may, with the Majority Lenders' consent and shall, upon the Majority Lenders' instruction, by notice to the Borrower, declare the entire Loan, accrued interest and any other sums payable by the Borrower hereunder, under the Note and under the other Transaction Documents due and payable whereupon the same shall forthwith be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; provided that upon the happening of an event specified in subclauses (i) or (k) of this Section 8.1, the Loan, accrued interest and any other sums payable by the Borrower hereunder, under the Note and under the other Transaction Documents shall be immediately due and payable without declaration, presentment, demand, protest or other notice to the Borrower all of which are expressly waived. In such event, the Creditors, or any thereof, may proceed to protect and enforce their respective rights by action at law, suit in equity or in admiralty or other appropriate proceeding, whether for specific performance of any covenant contained in this Agreement or in the Note or in any other Transaction Document or in aid of the exercise of any power granted herein or therein, or the Lenders or the Facility Agent may proceed to enforce the payment of the Note when due or to enforce any other legal or equitable right of the Lenders, or proceed to take any action authorized or permitted by Applicable Law for the collection of all sums due, or so declared due, including, without limitation, the right to appropriate and hold or apply (directly, by way of set-off or otherwise) to the payment of the obligations of the Borrower to any of the Creditors hereunder, under the Note and/or under the other Transaction Documents (whether or not then due) all moneys and other amounts of the Borrower then or thereafter in possession of any Creditor, the balance of any deposit account (demand or time, matured or unmatured) of the Borrower then or thereafter with any Creditor and every other claim of the Borrower then or thereafter against any of the Creditors.

8.2 Indemnification. The Borrower agrees to, and shall, indemnify and hold each of the Creditors harmless against any loss, as well as against any reasonable costs or expenses (including reasonable legal fees and expenses), which any of the Creditors sustains or incurs as a consequence of any default in payment of the principal amount of the Loan, interest accrued thereon or any other amount payable hereunder, under the Note or under the other Transaction Documents including, but not limited to, all actual losses incurred in liquidating or re-employing fixed deposits made by third parties or funds acquired to effect or maintain the Loan or any portion thereof. Any Creditor's certification of such costs and expenses shall, absent any manifest error, be conclusive and binding on the Borrower.

8.3 Application of Moneys. Except as otherwise provided in any Security Document, all moneys received by the Creditors under or pursuant to this Agreement, the Note or any of the Security Documents after the happening of any Event of Default (unless cured to the satisfaction of the Majority Lenders) shall be applied by the Facility Agent in the following manner:

         (a) firstly, in or towards the payment or reimbursement of any expenses or liabilities incurred by any of the Creditors in connection with the ascertainment, protection or enforcement of its rights and remedies hereunder, under the Note and under the other Transaction Documents;

         (b) secondly, in or towards payment of any interest owing in respect of the Loan;

         (c) thirdly, in or towards repayment of the principal of the Loan;

         (d) fourthly, in or towards payment of all other sums which may be owing to any of the Creditors under this Agreement, under the Note and under the other Transaction Documents;

         (e) fifthly, in or towards payments of any amounts then owed under any Interest Rate Agreement; and

         (f) sixthly, the surplus (if any) shall be paid to the Borrower or to whomsoever else may be entitled thereto.

9. COVENANTS

9.1 Affirmative Covenants. Each of the Security Parties hereby covenants and undertakes with the Lenders that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, the Note or any of the Security Documents, it will:

         (a) Performance of Agreements. Duly perform and observe, and procure the observance and performance by all other parties thereto (other than the Lenders) of, the terms of this Agreement, the Note and the Security Documents;

         (b) Notice of Default, etc. Promptly upon obtaining knowledge thereof, inform the Facility Agent of the occurrence of (a) any Event of Default or of any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, (b) any litigation or governmental proceeding pending or threatened against any Security Party which could reasonably be expected to have a Material Adverse Effect, (c) the withdrawal of the Vessel's rating by its Classification Society or the issuance by the Classification Society of any material recommendation or notation affecting class and (d) any other event or condition which is reasonably likely to have a Material Adverse Effect, in each case promptly, and in any event within three (3) Banking Days after becoming aware of the occurrence thereof;

         (c) Obtain Consents. Without prejudice to Section 2.1 and this Section 9.1, obtain every consent and do all other acts and things which may from time to time be necessary or advisable for the continued due performance of all its and the other Security Parties' respective obligations under this Agreement, under the Note and under the Security Documents;

         (d) Financial Information. Deliver to the Facility Agent with sufficient copies for the Lenders to be distributed to the Lenders by the Facility Agent promptly upon the receipt thereof:

             (i) as soon as available, but not later than ninety (90) days after the end of each fiscal year of the Guarantor, complete copies of the consolidated financial reports of the Guarantor and its Subsidiaries together with a separate financial report of the Borrower (together with a Compliance Certificate), all in reasonable detail which shall include at least the consolidated balance sheet of the Guarantor and its Subsidiaries and a balance sheet for the Borrower as of the end of such year and the related statements of income and sources and uses of funds for such year, each as prepared in accordance with GAAP, all in reasonable detail, which shall be audited reports prepared by an Acceptable Accounting Firm;

             (ii) as soon as available, but not less than forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Guarantor, a quarterly interim balance sheets and profit and loss statements of the Guarantor and its Subsidiaries and the related profit and loss statements and sources and uses of funds (together with a Compliance Certificate), all in reasonable detail, unaudited, but certified to be true and complete by the chief financial officer of the Guarantor;

             (iii) promptly upon the mailing thereof to the shareholders of the Guarantor, copies of all financial statements, reports, proxy statements and other communications provided to the Guarantor's shareholders;

             (iv) within ten (10) days of the Guarantor's receipt thereof, copies of all audit letters or other correspondence from any external auditors including material financial information in respect of the Guarantor and its Subsidiaries; and

             (v) such other statements (including, without limitation, monthly consolidated statements of operating revenues and expenses), lists of assets and accounts, budgets, forecasts, reports and other financial information with respect to its business as the Facility Agent may from time to time reasonably request, certified to be true and complete by the chief financial officer of the Guarantor;

         (e) Contingent Liabilities. For inclusion with each Compliance Certificate delivered in connection with Sections 9.1(d)(i) and 9.1(d)(ii), and in any event upon the reasonable request of the Facility Agent, an accounting of all of the contingent liabilities of each Security Party;

         (f) Vessel Valuations. For inclusion with each Compliance Certificate delivered pursuant to Section 9.1(d)(i), and in any event upon the reasonable request of the Facility Agent, the Borrower shall obtain appraisals of the Fair Market Value of the Vessel. One such additional valuation in any year is to be at the Borrower'scost, provided, that following and during the continuance of any Event of Default whether or not such Event of Default has been waived by the Lenders, all such valuations are to be at the Borrower's cost. In the event the Borrower fails or refuses to obtain the valuations requested pursuant to this
Section 9.1 within ten (10) days of the Facility Agent's request therefor, the Facility Agent will be authorized to obtain such valuations, at the Borrower's cost, from one of the approved ship brokers listed on Schedule III, which valuations shall be deemed the equivalent of valuations duly obtained by the Borrower pursuant to this Section 9.1(f), but the Facility Agent's actions in doing so shall not excuse any default of the Borrower under this Section 9.1(f);

         (g) Corporate Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and all licenses, franchises, permits and assets necessary to the conduct of its business;

         (h) Books and Records. At all times keep proper books of record and account into which full and correct entries shall be made in accordance with GAAP;

         (i) Taxes and Assessments. Pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or property prior to the date upon which penalties attach thereto; provided, however, that it shall not be required to pay and discharge, or cause to be paid and discharged, any such tax, assessment, charge or levy so long as the legality thereof shall be contested in good faith and by appropriate proceedings or other acts and it shall set aside on its books adequate reserves with respect thereto;

         (j) Inspection. Allow any representative or representatives designated by the Facility Agent, subject to applicable laws and regulations, to visit and inspect any of its properties, and, on request, to examine its books of account, records, reports and other papers and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Facility Agent reasonably requests;

         (k) Inspection and Survey Reports. If the Lenders shall so request, the Borrower shall provide the Lenders with copies of all internally generated inspection or survey reports on the Vessel;

         (l) Compliance with Statutes, Agreements, etc. Do or cause to be done all things necessary to comply with all material contracts or agreements to which any of the Security Parties is a party, and all material laws, and the rules and regulations thereunder, applicable to such Security Party, including, without limitation, those laws, rules and regulations relating to employee benefit plans and environmental matters except where failure to do so would not be reasonably likely to have a Material Adverse Effect;

         (m) Environmental Matters. Promptly upon the occurrence of any of the following conditions, provide to the Facility Agent a certificate of a chief executive officer of the Guarantor, specifying in detail the nature of such condition and its proposed response or the proposed response of any Environmental Affiliate: (a) its receipt or the receipt by any Environmental Affiliate of any written communication whatsoever that alleges that such Person is not in compliance with any applicable Environmental Law or Environmental Approval, if such noncompliance could reasonably be expected to have a Material Adverse Effect, (b) knowledge by it or any Environmental Affiliate that there exists any Environmental Claim pending or threatened against any such Person, which could reasonably be expected to have a Material Adverse Effect, or (c) any release, emission, discharge or disposal of any material that could form the basis of any Environmental Claim against it or against any Environmental Affiliate, if such Environmental Claim could reasonably be expected to have a Material Adverse Effect. Upon the written request by the Facility Agent, the Borrower will submit to the Facility Agent at reasonable intervals, a report providing an update of the status of any issue or claim identified in any notice or certificate required pursuant to this subsection;

         (n) Insurance. Maintain with financially sound and reputable insurance companies insurance on all its properties and against all such risks and in at least such amounts and with such deductibles as are usually insured against by companies of established reputation engaged in the same or similar business from time to time;

         (o) Vessel Management. Cause the Vessel to be managed both commercially and technically by the Guarantor, a wholly-owned subsidiary thereof or its existing manager;

         (p) Brokerage Commissions, etc. Indemnify and hold each of the Agents and the Lenders harmless from any claim for any brokerage commission, fee or compensation from any broker or third party resulting from the transactions contemplated hereby;

         (q) ISM Code, ISPS Code and MTSA Matters. (i) Procure that the Operator will comply with and ensure that the Vessel will comply with the requirements of the ISM Code, ISPS Code and MTSA in accordance with the implementation schedules thereof, including (but not limited to) the maintenance and renewal of valid certificates, and when required, security plans, pursuant thereto throughout the term of the Loan; and (ii) will procure that the Operator will immediately inform the Facility Agent if there is any threatened or actual withdrawal of its DOC, SMC or the ISSC in respect of the Vessel; and (iii) will procure that the Operator will promptly inform the Facility Agent upon the issuance to the Borrower or Operator of a DOC and to the Vessel of an SMC or ISSC;

         (r) ERISA. Forthwith upon learning of the occurrence of any material liability of any member of the ERISA Group or any ERISA Affiliate pursuant to ERISA in connection with the termination of any Plan or withdrawal or partial withdrawal of any multi-employer plan (as defined in ERISA) or of a failure to satisfy the minimum funding standards of Section 412 of the Code or Part 3 of Title I of ERISA by any Plan for which any member of the ERISA Group or any ERISA Affiliate is plan administrator (as defined in ERISA), furnish or cause to be furnished to the Lenders written notice thereof;

         (s) Evidence of Current COFR. If the Lenders shall so request, provide the Lenders with copies of the current Certificate of Financial Responsibility pursuant to the Oil Pollution Act 1990 for the Vessel; and

9.2 Negative Covenants. Each of the Security Parties hereby covenants and undertakes with the Lenders that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, the Note or any other Transaction Documents, it will not, without the prior written consent of the Majority Lenders (or all of the Lenders if required pursuant to Section 16.8):

         (a) Liens. Create, assume or permit to exist, any mortgage, pledge, lien, charge, encumbrance or any security interest whatsoever upon any Collateral or, in respect of the Borrower and the Guarantor, other property except:

             (i)     liens disclosed in Schedule IV;

             (ii) liens to secure Indebtedness under Section 9.2(m), such liens to be limited to the vessels constructed or acquired;

             (iii) liens for taxes not yet payable for which adequate reserves have been maintained;

             (iv) the Mortgage, the Assignments and other liens in favor of the Security Trustee or the Lenders;

             (v) liens, charges and encumbrances against the Vessel permitted to exist under the terms of the Mortgage;

             (vi) pledges of certificates of deposit or other cash collateral securing reimbursement obligations in connection with letters of credit now or hereinafter issued for its account in connection with the establishment of its financial responsibility under 33C.F.R. Part 130 or 46 C.F.R. Part 540, as the case may be, as the same may be amended and replaced;

             (vii) pledges or deposits to secure obligations under workmen's compensation laws or similar legislation, deposits to secure public or statutory obligations, warehousemen's or other like liens, or deposits to obtain the release of such liens and deposits to secure surety, appeal or customs bonds on which it is the principal, as to all of the foregoing, only to the extent arising and continuing in the ordinary course of business; and

             (viii) other liens, charges and encumbrances incidental to the conduct of its business, the ownership of its property and assets and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

         (b) Third Party Guaranties. Guaranty the obligations of any third party, except a direct or indirect subsidiary of the Guarantor, whether or not affiliated with such Security Party;

         (c) Liens on Shares of Borrower. With respect to the Guarantor, create, assume or permit to exist, any mortgage, pledge, lien, charge, encumbrance or any security interest whatsoever upon the shares of the Borrower;

         (d) Subordination of Inter-Company Indebtedness. With respect to the Guarantor, procure that, upon the occurrence and during the continuance of an Event of Default, no payments are made by any Security Party on any inter-company Indebtedness until such time as the Loan is paid in full;

         (e) Transaction with Affiliates. Enter into any transaction with an Affiliate, other than on an arms length basis;

         (f) Change of Flag, Class, Management or Ownership. Change the flag of the Vessel other than to a jurisdiction reasonably acceptable to the Lenders, its Classification Society other than to another member of the International Association of Classification Societies, the technical management of the Vessel other than to one or more technical management companies reasonably acceptable to the Lenders or the immediate or ultimate ownership of the Vessel;

         (g) Chartering. Enter into any material amendment of the Time Charter or any other charter party agreement without the prior consent of the Facility Agent, which consent shall not be unreasonably withheld;

         (h) Change in Business. Materially change the nature of its business or commence any business materially different from its current business;

         (i) Sale of Assets. Other than as reasonably acceptable to the Majority Lenders, sell, or otherwise dispose of, the Vessel or any other asset (including by way of spin-off, installment sale or otherwise) which is substantial in relation to its assets taken as a whole; provided, however, that the Borrower may sell the Vessel to a third party in an arm's length transaction provided that the proceeds of such sale are distributed in accordance with Section 5.3 of this Agreement;

         (j) Changes in Offices or Names. Change the location of its chief executive office, its chief place of business or the office in which its records relating to the earnings or insurances of the Vessel are kept or change its name unless the Lenders shall have received sixty (60) days prior written notice of such change;

         (k) Consolidation and Merger. Consolidate with, or merge into, any corporation or other entity, or merge any corporation or other entity into it; provided, however, that the Guarantor may merge with any Subsidiary or any other Person if (A) at the time of such transaction and after giving effect thereto, no Default or Event of Default shall have occurred or be continuing, (B) the surviving entity of such consolidation or merger shall be the Guarantor and (C) after giving effect to the transaction, the Guarantor's Consolidated Tangible Net Worth shall be greater or equal to its Consolidated Tangible Net Worth prior to the merger;

         (l) Change Fiscal Year. In the case of the Guarantor, change its fiscal year;

         (m) Indebtedness. In the case of the Security Parties, incur any new Indebtedness (which, for the sake of clarity, shall exclude any Indebtedness pursuant to this Agreement) other than Indebtedness incurred to finance the acquisition and/or construction of any vessels, provided that the principal amount of such Indebtedness shall not exceed eighty percent (80%) of such acquisition and/or construction price, unless such Indebtedness is subordinated to all existing Indebtedness and this Loan; and

         (n) Limitations on Ability to Make Distributions. Except as provided in
Section 13(c)(1) of the Title XI Agreement, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to pay dividends or make any other distributions on its capital stock or limited liability company interests, as the case may be, to the Borrower or the Guarantor.

         (o) Change of Control. Cause or permit a Change of Control.

         (p) No Money Laundering. Contravene any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities) and comparable United States Federal and state laws.

9.3 Financial Covenants. The Guarantor hereby covenants and undertakes with the Lenders that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, the Note or any of the Security Documents, it will:

         (a) Consolidated Indebtedness to Consolidated EBITDA Ratio. Maintain, on a consolidated basis, a ratio of Consolidated Indebtedness to Consolidated EBITDA of not more than 4.25 to 1.00, as measured at the end of each fiscal quarter based on the four most recent fiscal quarters for which financial information is available;

         (b) Working Capital. Maintain on a consolidated basis a ratio of current assets to current liabilities of not less than 1.00 to 1.00, as measured at the end of each fiscal quarter;

         (c) Consolidated Tangible Net Worth. Maintain a Consolidated Tangible Net Worth, as measured at the end of each fiscal quarter, in an amount of not less than the sum of One Hundred Sixty Million Dollars ($160,000,000) and the sum of fifty percent (50%) of (i) all net income of the Guarantor (on a consolidated basis) earned after June 30, 2005 and (ii) the proceeds from the issuance of any common and/or preferred stock of the Guarantor on or after the date hereof;

         (d) Consolidated EBITDA to Interest Expense. Maintain a ratio of Consolidated EBITDA to Interest Expense of not less than 2.50 to 1.00, measured at the end of each fiscal quarter based on the four most recent fiscal quarters for which financial information is available;

9.4 Asset Maintenance. If at any time during the term of this Agreement, the Fair Market Value of the Vessel is less than the Required Percentage of the outstanding amount of the Loan, the Borrower shall, within a period of thirty
(30) days following receipt by the Borrower of written notice from the Facility Agent notifying the Borrower of such shortfall and specifying the amount thereof (which amount shall, in the absence of manifest error, be deemed to be conclusive and binding on the Borrower), either (i) deliver to the Security Trustee such additional collateral as may be satisfactory to the Lenders in their sole discretion of sufficient value to make the Fair Market Value of the Vessel plus the additional collateral, equal to the Required Percentage of the outstanding amount of the Loan or (ii) the Borrower shall prepay such amount of the Loan (together with interest thereon and any other monies payable in respect of such prepayment pursuant to Section 5.4) as shall result in the Fair Market Value of the Vessel being not less than the Required Percentage of the outstanding amount of the Loan.

10. GUARANTEE

10.1 The Guarantee. The Guarantor hereby irrevocably and unconditionally guarantees to each of the Creditors and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loan made by the Lenders to the Borrower and evidenced by the Note and all other amounts from time to time owing to the Creditors by the Borrower under this Agreement, under the Note and under any of the Security Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantor hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

10.2 Obligations Unconditional. The obligations of the Guarantor under Section
10.1 are absolute, unconditional and irrevocable, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement, the Note or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of, or security for, any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 10.2 that the obligations of the Guarantor hereunder shall be absolute, unconditional and irrevocable, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder, which shall remain absolute, unconditional and irrevocable as described above:

             a) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

             b) any of the acts mentioned in any of the provisions of this Agreement or the Note or any other agreement or instrument referred to herein or therein shall be done or omitted;

             c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Note or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged, in whole or in part, or otherwise dealt with; or

             d) any lien or security interest granted to, or in favor of, the Security Trustee or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Note or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

10.3 Reinstatement. The obligations of the Guarantor under this Section 10 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any Proceedings and the Guarantor agrees that it will indemnify each Creditor on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by such Creditor in connection with such recission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

10.4 Subrogation. The Guarantor hereby irrevocably waives, but only until all amounts payable hereunder by the Guarantor to the Creditors (or any of them) have been paid in full, any and all rights to which any of them may be entitled by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the Borrower with respect to such payment or to be reimbursed, indemnified or exonerated by or to seek contribution from the Borrower in respect thereof.

10.5 Remedies. The Guarantor agrees that, as between the Guarantor and the Lenders, the obligations of the Borrower under this Agreement and the Note may be declared to be forthwith due and payable as provided in Section 8 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 8) for purposes of Section
10.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantor for purposes of Section 10.1.

10.6 Joint, Several and Solidary Liability. The Guarantor's obligations and liability under this Agreement shall be on a "solidary" or "joint and several" basis along with Borrower to the same degree and extent as if the Guarantor had been and/or will be a co-borrower, co-principal obligor and/or co-maker of the Guaranteed Obligations. In the event that there is more than one Guarantor under this Agreement, or in the event that there are other guarantors, endorsers or sureties of all or any portion of the Guaranteed Obligations, the Guarantor's obligations and liability hereunder shall further be on a "solidary" or "joint and several" basis along with such other guarantors, endorsers and/or sureties.

10.7 Continuing Guarantee. The guarantee in this Section 10 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

11. ASSIGNMENT.

         This Agreement shall be binding upon, and inure to the benefit of, each of the Security Parties and each of the Creditors and their respective successors and assigns, except that none of the Security Parties may assign any of its rights or obligations hereunder without the written consent of the Lenders. Each Lender shall be entitled to assign its rights and obligations under this Agreement or grant participation(s) in the Loan to any subsidiary, holding company or other affiliate of such Lender, to any subsidiary or other affiliate company of any thereof or, with the consent of the Borrower (except upon the occurrence and during the continuation of an Event of Default, in which case the Borrower's consent shall not be required) and the Agents, in the case of the Borrower such consent not to be unreasonably withheld, to any other bank or financial institution (in a minimum amount of not less than $1,000,000), and such Lender shall forthwith give notice of any such assignment or participation to the Borrower and pay the other Lender an assignment fee of $3,000 for each such assignment or participation; provided, however, that any such assignment must be made pursuant to an Assignment and Assumption Agreement. The Borrower will take all reasonable actions requested by the Agents or any Lender to effect such assignment, including, without limitation, the execution of a written consent to any Assignment and Assumption Agreement.

12. ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.

12.1 Illegality. In the event that by reason of any change in any applicable law, regulation or regulatory requirement or in the interpretation thereof, a Lender has a reasonable basis to conclude that it has become unlawful for any Lender to maintain or give effect to its obligations as contemplated by this Agreement, such Lender shall inform the Facility Agent and the Borrower to that effect, whereafter the liability of such Lender to make its Commitment available shall forthwith cease and the Borrower shall be required either to repay to such Lender that portion of the Loan advanced by such Lender immediately or, if such Lender so agrees, to repay such portion of the Loan to the Lender on the last day of the calendar month in accordance with and subject to the provisions of
Section 12.5. In any such event, but without prejudice to the aforesaid obligations of the Borrower to repay such portion of the Loan, the Borrower and the relevant Lender shall negotiate in good faith with a view to agreeing on terms for making such portion of the Loan available from another jurisdiction or otherwise restructuring such portion of the Loan on a basis which is not unlawful.

12.2 Increased Costs. If any change in applicable law, regulation or regulatory requirement, or in the interpretation or application thereof by any governmental or other authority, shall:

             (i) subject any Lender to any Taxes with respect to its income from the Loan, or any part thereof, or

             (ii) change the basis of taxation to any Lender of payments of principal or interest or any other payment due or to become due pursuant to this Agreement (other than a change in the basis effected by the jurisdiction of organization of such Lender, the jurisdiction of the principal place of business of such Lender, the United States of America, the State or City of New York or any governmental subdivision or other taxing authority having jurisdiction over such Lender (unless such jurisdiction is asserted by reason of the activities of any Security Party) or such other jurisdiction where the Loan may be payable), or

             (iii) impose, modify or deem applicable any reserve requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, a Lender, or

             (iv) impose on any Lender any other condition affecting the Loan or any part thereof,

         and the result of the foregoing is either to increase the cost to such Lender of making available or maintaining its Commitment or any part thereof or to reduce the amount of any payment received by such Lender, then and in any such case if such increase or reduction in the opinion of such Lender materially affects the interests of such Lender under or in connection with this Agreement:

         (a) such Lender shall notify the Facility Agent and the Borrower of the happening of such event, and

         (b) the Borrower agrees forthwith upon demand to pay to such Lender such amount as such Lender certifies to be necessary to compensate such Lender for such additional cost or such reduction; provided however, that the foregoing provisions shall not be applicable in the event that increased costs to the Lender result from the exercise by the Lender of its right to assign its rights or obligations under Section 11.

12.3 Nonavailability of Funds. If the Facility Agent shall determine that, by reason of circumstances affecting the London Interbank Market generally, adequate and reasonable means do not or will not exist for ascertaining the Applicable Rate, the Facility Agent shall give notice of such determination to the Borrower and the Lenders. The Borrower, the Facility Agent and the Majority Lenders shall then negotiate in good faith in order to agree upon a mutually satisfactory interest rate to be substituted for that which would otherwise have applied under this Agreement. If the Borrower, the Facility Agent and the Majority Lenders are unable to agree upon such a substituted interest rate within thirty (30) days of the giving of such determination notice, the Facility Agent shall set an interest rate to take effect at the Facility Agent's direction, which rate shall be equal to the Applicable Margin plus the cost to the Lenders (as certified by each Lender) of funding the Loan.

12.4 Lender's Certificate Conclusive. A certificate or determination notice of the Facility Agent or any Lender, as the case may be, as to any of the matters referred to in this Section 12 shall, absent manifest error, be conclusive and binding on the Borrower.

12.5 Compensation for Losses. Where any portion of the Loan is to be repaid by the Borrower pursuant to this Section 12, the Borrower agrees simultaneously with such repayment to pay to the relevant Lender all accrued interest to the date of actual payment on the amount repaid and all other sums then payable by the Borrower to the relevant Lender pursuant to this Agreement, together with such amounts as may be certified by the relevant Lender to be necessary to compensate such Lender for any actual loss, premium or penalties incurred or to be incurred thereby on account of funds borrowed to make, fund or maintain its Commitment or such portion thereof for the remainder (if any) of the then current calendar month, but otherwise without penalty or premium.

13. CURRENCY INDEMNITY

13.1 Currency Conversion. If for the purpose of obtaining or enforcing a judgment in any court in any country it becomes necessary to convert into any other currency (the "judgment currency") an amount due in Dollars under this Agreement or the other Transaction Documents then the conversion shall be made, in the discretion of the Facility Agent, at the rate of exchange prevailing either on the date of default or on the day before the day on which the judgment is given or the order for enforcement is made, as the case may be (the "conversion date"), provided that the Facility Agent shall not be entitled to recover under this section any amount in the judgment currency which exceeds at the conversion date the amount in Dollars due under this Agreement, the Note and/or the other Transaction Documents.

13.2 Change in Exchange Rate. If there is a change in the rate of exchange prevailing between the conversion date and the date of actual payment of the amount due, the Borrower shall pay such additional amounts (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of payment will produce the amount then due under this Agreement, the Note and/or the other Transaction Documents in Dollars; any excess over the amount due received or collected by the Lenders shall be remitted to the Borrower.

13.3 Additional Debt Due. Any amount due from the Borrower under this Section 13 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement, the Note and/or any of the Security Documents.

13.4 Rate of Exchange. The term "rate of exchange" in this Section 13 means the rate at which the Facility Agent in accordance with its normal practices is able on the relevant date to purchase Dollars with the judgment currency and includes any premium and costs of exchange payable in connection with such purchase.

14. FEES AND EXPENSES

14.1 Fees. The Borrower shall pay to the Facility Agent (for the account of the Lenders) a fee equal to five-tenths of one percent (0.5%) of the Loan, such fee to be payable on the Closing Date. The Borrower shall pay to the Arrangers an arrangement fee of Fifty Thousand Dollars ($50,000), such fee to be payable on the Closing Date. The Borrower shall also pay to the Facility Agent an agency fee of Seven Thousand Five Hundred Dollars ($7,500) per annum, per lender.

14.2 Expenses. The Borrower agrees, whether or not the transactions hereby contemplated are consummated, on demand to pay, or reimburse the Agents for their payment of, the reasonable expenses of the Agents and (after the occurrence and during the continuance of an Event of Default) the Lenders incident to said transactions (and in connection with any supplements, amendments, waivers or consents relating thereto or incurred in connection with the enforcement or defense of any of the Agents' and the Lenders' rights or remedies with respect thereto or in the preservation of the Agents' and the Lenders' priorities under the documentation executed and delivered in connection therewith) including, without limitation, all reasonable costs and expenses of preparation, negotiation, execution and administration of this Agreement and the documents referred to herein, the reasonable fees and disbursements of the Agents' counsel in connection therewith, as well as the reasonable fees and expenses of any independent appraisers, surveyors, engineers and other consultants retained by the Agents in connection with this transaction, all reasonable costs and expenses, if any, in connection with the enforcement of this Agreement and the other Transaction Documents and stamp and other similar taxes, if any, incident to the execution and delivery of the documents (including, without limitation, the other Transaction Documents) herein contemplated and to hold the Agents and the Lenders free and harmless in connection with any liability arising from the nonpayment of any such stamp or other similar taxes. Such taxes and, if any, interest and penalties related thereto as may become payable after the date hereof shall be paid immediately by the Borrower to the Agents or the Lenders, as the case may be, when liability therefor is no longer contested by such party or parties or reimbursed immediately by the Borrower to such party or parties after payment thereof (if the Agents or the Lenders, at their sole discretion, chooses to make such payment).

15. APPLICABLE LAW, JURISDICTION AND WAIVER

15.1 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

15.2 Jurisdiction. The Borrower hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by any of the Lenders or the Agents under this Loan Agreement or under any document delivered hereunder and hereby irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding on the Borrower by mailing or delivering the same by hand to the Borrower at the address indicated for notices in Section 17.1. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Borrower as such, and shall be legal and binding upon the Borrower for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Borrower to the Lenders or the Agent) against the Borrower in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. The Borrower will advise the Facility Agent promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Lenders may bring any legal action or proceeding in any other appropriate jurisdiction.

15.3 WAIVER OF JURY TRIAL. IT IS MUTUALLY AGREED BY AND AMONG EACH OF THE SECURITY PARTIES AND EACH OF THE CREDITORS THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

16. THE AGENTS

16.1 Appointment of Agents. Each of the Lenders irrevocably appoints and authorizes the Facility Agent to take such action as facility agent on its behalf and to exercise such powers under this Agreement, the Note and the other Transaction Documents as are delegated to the Facility Agent by the terms hereof and thereof. The Facility Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under this Agreement, the Note or the other Transaction Documents or in connection therewith, except for its or their own gross negligence or willful misconduct.

16.2 Appointment of Security Trustee. Each of the Lenders irrevocably appoints, designates and authorizes the Security Trustee to act as security trustee on its behalf with regard to (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Lenders or any of them or for the benefit thereof under or pursuant to this Agreement or any of the other Transaction Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to any Lender in the Agreement or the other Transaction Documents), (ii) all moneys, property and other assets paid or transferred to or vested in any Lender or any agent of any Lender or received or recovered by any Lender or any agent of any Lender pursuant to, or in connection with, this Agreement or the other Transaction Documents whether from any Security Party or any other person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Lender or any agent of any Lender in respect of the same (or any part thereof). The Security Trustee hereby accepts such appointment but shall have no obligations under this Agreement, under the Note or under any of the Security Documents except those expressly set forth herein and therein.

16.3 Distribution of Payments. Whenever any payment is received by the Facility Agent or the Security Trustee from the Borrower or the Guarantor for the account of the Lenders, or any of them, whether of principal or interest on the Note, commissions, fees under Section 14 or otherwise, it will thereafter cause to be distributed on the same day if received before 10 a.m. New York time, or on the next day if received thereafter, like funds relating to such payment ratably to the Lenders according to their respective Commitments, in each case to be applied according to the terms of this Agreement. Unless the Facility Agent or the Security Trustee, as the case may be, shall have received notice from the Borrower prior to the date when any payment is due hereunder that the Borrower will not make any payment on such date, the Facility Agent or the Security Trustee may assume that the Borrower have made such payment to the Facility Agent or the Security Trustee, as the case may be, on the relevant date and the Facility Agent or the Security Trustee may, in reliance upon such assumption, make available to the Lenders on such date a corresponding amount relating to such payment ratably to the Lenders according to their respective Commitments. If and to the extent that the Borrower shall not have so made such payment available to the Facility Agent or the Security Trustee, as the case may be, the Lenders and the Borrower (but without duplication) severally agree to repay to the Facility Agent or the Security Trustee, as the case may be, forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Lenders until the date such amount is repaid to the Facility Agent or the Security Trustee, as the case may be, as calculated by the Facility Agent or Security Trustee to reflect its cost of funds.

16.4 Holder of Interest in Note. The Agents may treat each Lender as the holder of all of the interest of such Lender in the Note.

16.5 No Duty to Examine, Etc. The Agents shall not be under a duty to examine or pass upon the validity, effectiveness or genuineness of any of this Agreement, the other Transaction Documents or any instrument, document or communication furnished pursuant to this Agreement or in connection therewith or in connection with any other Transaction Document, and the Agents shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

16.6 Agents as Lenders. With respect to that portion of the Loan made available by it, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not an Agent, and the term "Lender" or "Lenders" shall include the Agent in its capacity as a Lender. Each Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with, the Borrower and the Guarantor as if it were not an Agent.

16.7 Acts of the Agents. Each Agent shall have duties and discretion, and shall act as follows:

             (a) Obligations of the Agents. The obligations of each Agent under this Agreement, the Note and the other Transaction Documents are only those expressly set forth herein and therein;

             (b) No Duty to Investigate. No Agent shall at any time, unless requested to do so by a Lender or Lenders, be under any duty to enquire whether an Event of Default, or an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred or to investigate the performance of this Agreement, the Note or any Security Document by any Security Party; and

             (c) Discretion of the Agents. Each Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement and the other Transaction Documents, unless the Facility Agent shall have been instructed by the Majority Lenders to exercise such rights or to take or refrain from taking such action; provided, however, that no Agent shall be required to take any action which exposes it to personal liability or which is contrary to this Agreement or applicable law;

             (d) Instructions of Majority Lenders. Each Agent shall in all cases be fully protected in acting or refraining from acting under this Agreement or under any other Transaction Document in accordance with the instructions of the Majority Lenders, and any action taken or failure to act pursuant to such instructions shall be binding on all of the Lenders.

16.8 Certain Amendments. Neither this Agreement, the Note nor any of the Security Documents nor any terms hereof or thereof may be amended unless such amendment is approved by the Borrower and the Majority Lenders, provided that no such amendment shall, without the consent of each Lender affected thereby, (i) reduce the interest rate or extend the time of payment of scheduled principal payments or interest or fees on the Loan, or reduce the principal amount of the Loan or any fees hereunder, (ii) increase or decrease the Commitment of any Lender or subject any Lender to any additional obligation (it being understood that a waiver of any Event of Default or any mandatory repayment of the Loan shall not constitute a change in the terms of any Commitment of any Lender),
(iii) amend, modify or waive any provision of this Section 16.8, (iv) amend the definition of Majority Lenders or any other definition referred to in this
Section 16.8, (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (vi) release any Security Party from any of its obligations under any Security Document except as expressly provided herein or in such Security Document, (vii) amend any provision relating to the maintenance of collateral under Section 9.4 or (viii) amend the definition of Available Amount. All amendments approved by the Majority Lenders under this Section 16.8 must be in writing and signed by the Borrower and each of the Lenders. In the event that any Lender is unable to or refuses to sign an amendment approved by the Majority Lenders hereunder, such Lender hereby appoints the Agent as its Attorney-In-Fact for the purposes of signing such amendment. No provision of this Section 16 or any other provisions relating to the Agent may be modified without the consent of the Agent.

16.9 Assumption re Event of Default. Except as otherwise provided in Section 16.15, the Facility Agent and the Security Trustee shall be entitled to assume that no Event of Default, or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing, unless it has been notified by any Security Party of such fact, or has been notified by a Lender that such Lender considers that an Event of Default or such an event (specifying in detail the nature thereof) has occurred and is continuing. In the event that either thereof shall have been notified by any Security Party or any Lender in the manner set forth in the preceding sentence of any Event of Default or of an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, the Facility Agent shall notify the Lenders and shall take action and assert such rights under this Agreement, under the Note and under Security Documents as the Majority Lenders shall request in writing.

16.10 Limitations of Liability. No Agent or Lender shall be under any liability or responsibility whatsoever:

             (a) to any Security Party or any other person or entity as a consequence of any failure or delay in performance by, or any breach by, any other Lenders or any other person of any of its or their obligations under this Agreement or under any Security Document;

             (b) to any Lender or Lenders as a consequence of any failure or delay in performance by, or any breach by, any Security Party of any of its respective obligations under this Agreement or under the other Transaction Documents; or

             (c) to any Lender or Lenders for any statements, representations or warranties contained in this Agreement, in any Security Document or in any document or instrument delivered in connection with the transaction hereby contemplated; or for the validity, effectiveness, enforceability or sufficiency of this Agreement, any other Transaction Document or any document or instrument delivered in connection with the transactions hereby contemplated.

16.11 Indemnification of the Agent and Security Trustee. The Lenders agree to indemnify each Agent (to the extent not reimbursed by the Security Parties or any thereof), pro rata according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including legal fees and expenses incurred in investigating claims and defending itself against such liabilities) which may be imposed on, incurred by or asserted against, such Agent in any way relating to or arising out of this Agreement or any other Transaction Document, any action taken or omitted by such Agent thereunder or the preparation, administration, amendment or enforcement of, or waiver of any provision of, this Agreement or any other Transaction Document, except that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of either such Agent.

16.12 Consultation with Counsel. Each of the Facility Agent and the Security Trustee may consult with legal counsel selected by such Agent and shall not be liable for any action taken, permitted or omitted by it in good faith in accordance with the advice or opinion of such counsel.

16.13 Resignation. Any Agent may resign at any time by giving sixty (60) days' written notice thereof to the other Agents, the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within sixty (60) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank or trust company of recognized standing. The appointment of any successor Agent shall be subject to the prior written consent of the Borrower, such consent not to be unreasonably withheld. After any retiring Agent's resignation as Agent hereunder, the provisions of this Section 16 shall continue in effect for its benefit with respect to any actions taken or omitted by it while acting as Agent.

16.14 Representations of Lenders. Each Lender represents and warrants to each other Lender and the Agent that:

             (a) in making its decision to enter into this Agreement and to make its Commitment available hereunder, it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Security Parties, that it has made an independent credit judgment and that it has not relied upon any statement, representation or warranty by any other Lender or any Agent; and

             (b) so long as any portion of its Commitment remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Security Parties.

16.15 Notification of Event of Default. The Facility Agent hereby undertakes to promptly notify the Lenders, and the Lenders hereby promptly undertake to notify the Facility Agent and the other Lenders, of the existence of any Event of Default which shall have occurred and be continuing of which such party has actual knowledge.

17. NOTICES AND DEMANDS

17.1 Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to the Borrower or the Guarantor at the address or facsimile number set forth below and to the Lenders and the Agents at their address and facsimile numbers set forth in
Schedule I or at such other address or facsimile numbers as such party may hereafter specify for the purpose by notice to each other party hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and telephonic confirmation of receipt thereof is obtained or
(ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

                  If to the Borrower or the Guarantor:

                  650 Poydras Street
                  New Orleans, LA 70130
                  Facsimile No.: (504) 529-2078
                  Attention: Chief Financial Officer

                  With a copy to

                  One Whitehall Street
                  New York, NY 10004
                  Facsimile No.:  (212) 514-5692
                  Attention:  Mr. Niels M. Johnsen

18. MISCELLANEOUS

18.1 Time of Essence. Time is of the essence of this Agreement but no failure or delay on the part of any Creditor to exercise any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by any Creditor of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

18.2 Unenforceable, etc., Provisions - Effect. In case any one or more of the provisions contained in this Agreement or in the other Transaction Documents would, if given effect, be invalid, illegal or unenforceable in any respect under any law applicable in any relevant jurisdiction, said provision shall not be enforceable against the relevant Security Party, but the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby.

18.3 References. References herein to Articles, Sections, Exhibits and Schedules are to be construed as references to articles, sections of, exhibits to, and schedules to, this Agreement or the other Transaction Documents as applicable, unless the context otherwise requires.

18.4 Further Assurances. Each of the Security Parties hereby agrees that if this Agreement or any of the other Transaction Documents shall, in the reasonable opinion of the Lenders, at any time be deemed by the Lenders for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the opinion of the Lenders may be required in order to more effectively accomplish the purposes of this Agreement and/or the other Transaction Documents.

18.5 Prior Agreements, Merger. Any and all prior understandings and agreements heretofore entered into between the Security Parties on the one part, and the Creditors, on the other part, whether written or oral, are superseded by and merged into this Agreement and the other agreements (the forms of which are exhibited hereto) to be executed and delivered in connection herewith to which the Security Parties, the Agent, the Security Trustee and/or the Lenders are parties, which alone fully and completely express the agreements between the Security Parties, the Agents, and the Lenders.

18.6 Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto including all parties added hereto pursuant to an Assignment and Assumption Agreement. Subject to Section 16.8, any provision of this Agreement or any other Transaction Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower, the Agents, and the Majority Lenders. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

18.7 Indemnification. Neither any Creditor nor any of its directors, officers, agents or employees shall be liable to any of the Security Parties for any action taken or not taken thereby in connection herewith in the absence of its own gross negligence or willful misconduct. The Borrower and the Guarantor hereby jointly and severally agree to indemnify the Creditors, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement, any actual or proposed use of proceeds of the Loan hereunder, or any related transaction or claim; provided that (i) no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction and (ii) to the extent permitted by law, the Indemnitee shall provide the Security Parties with prompt notice of any such investigative, administrative or judicial proceeding after the Indemnitee becomes aware of such proceeding; provided, however, that the Indemnitee's failure to provide such notice in a timely manner shall not relieve the Security Parties of their obligations hereunder.

18.8 Headings. In this Agreement, Section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Agreement.

                  [Remainder of Page Intentionally Left Blank]

                           IN WITNESS whereof the parties hereto have caused
this Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.


                                    CENTRAL GULF LINES, INC.,
                                    as Borrower

                                    By:  /s/ NIELS M. JOHNSEN
                                       -----------------------------------------
                                         Name:  Niels M. Johnsen
                                         Title: Chairman


                                    INTERNATIONAL SHIPHOLDING CORPORATION,
                                    as Guarantor

                                    By:  /s/ NIELS M. JOHNSEN
                                       -----------------------------------------
                                         Name:  Niels M. Johnsen
                                         Title: President


                                    DNB NOR BANK ASA,
                                    as Facility Agent, Arranger and Lender

                                         By: /s/ SANJIV NAYAR
                                            ------------------------------------
                                         Name:  Sanjiv Nayar
                                         Title: Senior Vice President


                                         By: /s/ NIKOLAI NACHAMKIN
                                            ------------------------------------
                                         Name:  Nikolai Nachamkin
                                         Title: Senior Vice President


                                    DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, as Security Trustee, Arranger and Lender

                                         By: /s/ LARS BOHLIG
                                            ------------------------------------
                                         Name:  Lars Bohlig
                                         Title: Assistant General Manager


                                         By: /s/ TANJA LAUERER
                                            ------------------------------------
                                         Name:  Tanja Lauerer
                                         Title: Assistant General Manager

                                                                      SCHEDULE I


LENDERS                                                          COMMITMENT

Deutsche Schiffsbank Aktiengesellschaft                          $16,000,000
Domshof 17
P.O. Box 106269
28195 Bremen
Germany
Facsimile No.: +49 421 360 9329
Telephone No.: +49 421 360 9249
Email: malte.schulte-trux@schiffsbank.com
Attention: Malte Schulte-Trux



DnB NOR Bank ASA                                                 $16,000,000
New York Branch
200 Park Avenue
31st Floor
New York, New York  10166-0396
Facsimile No.: 212 681 3900
Telephone No.: 212 681 3858
Email: erlend.bryn@dnbnor.no
Attention: Mr. Erlend Bryn

                                                                     SCHEDULE II



                                APPLICABLE MARGIN


         The Applicable Margin will vary as set forth hereunder based upon the Guarantor's Consolidated Indebtedness to Consolidated EBITDA ratio:


Consolidated Indebtedness/              Applicable Margin
Consolidated EBITDA
-----------------------------------     ---------------------------------------
    greater than or equal to 4.00         One and one-quarter percent (1.25%)
                                                       per annum

            less than 4.00                     One percent (1.0%) per annum

Commencing on the eight year anniversary of this Agreement, the Applicable Margin shall be increased by one-quarter of one percent (.25%) per annum.

The Applicable Margin for the Loan shall be determined by the Facility Agent based on the information set out in the most recent Compliance Certificate delivered to the Facility Agent in accordance with Section 9.1(d) hereof and such determination of the Applicable Margin, absent manifest error, shall be conclusive and binding upon the Borrower. In the event of a failure by the Borrower to deliver a Compliance Certificate in a timely manner, the Guarantor's Consolidated Indebtedness to Consolidated EBITDA ratio shall be deemed to be equal to or greater than 4.00 until such Compliance Certificate is delivered. Each change in Applicable Margin, if any, shall be effective as of the start of the next calendar month.

                                                                    SCHEDULE III



                              Approved Shipbrokers

R.S. Platou Shipbrokers a.s.                       Faber Shipping
Haakon VII's gate 10                               Olgasvej 39
Oslo, Norway                                       DK-2950 Vedbek
Telephone No.: +47 23 11 20 00                     Copenhagen, Denmark
Facsimile No.: +47 23 11 23 11                     Telephone No.: +45 4566 0450
                                                   Facsimile No.: +45 4566 0547

Fearnleys A/S
Grev Wedels plass 9
Oslo, Norway
Telephone No.: +47 22 93 60 00
Facsimile No.: +47 22 93 61 50

H. Clarkson & Company
12 Camomile Street
London EC3A 7BP
England
Telephone No.: +44 207 334 0000
Facsimile No.: +44 207 283 5260

Braemar Shipbrokers Ltd.
35 Cosway Street
London NW1 5BT
England
Telephone No.: +44 207 535 2600
Facsimile No.: +44 207 535 2601

Jacq. Pierot Jr. & Sons, Inc. (USA)
29 Broadway
New York, NY 10006
Telephone No.: (212) 344 3840
Facsimile No.: (212) 943 6598

Henses Shipping AS
Rosanes
0rsnesallen 20
P.O. Box 40, Teie
3106 T0nsberg
Norway
Telephone No.: +47 33 30 44 44
Facsimile No.: +47 33 32 30 30

                                                                     SCHEDULE IV



                       Security Party Liens as of 9/30/05


Central Gulf Lines, Inc.

     1. Mortgage, Earnings Assignment and Insurance Assignment on 419 LASH Barges in favor of DnB Nor Bank ASA (fka Den norske Bank ASA).

     2. Mortgage, Earnings Assignment and Insurance Assignment on vessels GREEN LAKE and GREEN COVE in favor of HSBC Bank PLC as Facility Agent.


The foregoing does not reflect Liens to be discharged as a result of Indebtedness paid off with the proceeds of the Loan.

                                                                      SCHEDULE V


                    Security Party Indebtedness as of 9/30/05

International Shipholding Corporation

     1. $54,033,000 outstanding on ISC's 7.75% Senior Notes, with The Bank of New York, as trustee, due October 15, 2007.

     2. Guarantee of indebtedness in the amount of $28,541,000 to HSH Nordbank AG and others, which indebtedness is due on November 24, 2011.

     3. Guarantee of indebtedness in the amount of $0 to Whitney National Bank and others, which indebtedness has a maturity date of December 6, 2009.

Central Gulf Lines, Inc.

     1. $76,064,000 outstanding on LCI's and Central Gulf Lines, Inc.'s, as joint and several borrowers, credit facility dated September 30, 2003 with HSBC Bank Plc and others, which indebtedness has a maturity date of September 30, 2013.

     2. $0 outstanding on Central Gulf Lines, Inc.'s and LCI Shipholdings, Inc.'s, as joint and several borrowers, credit facility dated December 6, 2004 with Whitney National Bank and others, which indebtedness has a maturity date of December 6, 2009.